Exhibit 10.64

L E A S E  C O N T R A C T

THIS LEASE CONTRACT entered into by and between “Landlord” and “Tenant” on date set forth hereinbelow, in accordance with the terms and conditions hereinafter set forth.

W I T N E S S E T H:

ARTICLE I

Summary of Basic Lease Provisions
and Certain Defined Terms

Section 1.01  Basic Terms.  When used herein, the following terms shall have the indicated meanings:

1.	“LANDLORD”	HIGHLAND VILLAGE HOLDING, INC.
	“NOTICE ADDRESS”	4001 WESTHEIMER, HOUSTON, TEXAS 77027

2.	“TENANT”	HOUSTON S&W, L.P., a Texas limited partnership

“TENANT’S TRADE NAME”

(d/b/a) SMITH & WOLLENSKY RESTAURANT (or such other trade name as may be applicable to another restaurant concept which Tenant is allowed to operate pursuant to the Permitted Use [hereinafter defined]).

	State Where Formed	Texas

Employer I.D. #

	“NOTICE ADDRESS”	c/o SMITH & WOLLENSKY OF HOUSTON, LLC 1114 First Avenue New York, New York 10021 Attention:

	“GUARANTOR”	THE SMITH & WOLLENSKY RESTAURANT GROUP, a Delaware corporation (A publicly traded company on the Nasdaq.)
	Address & Phone Number	1114 First Avenue New York, New York 10021 (212) 838-2061 Attention: Jim Dunn

Employer I.D. #

Landlord and Tenant agree that the “Guaranty” as outlined as Exhibit “H” shall expire not later than the end of the fifteen year primary term.

4	“LEASED PREMISES”

Approximately 12,300 square feet (two-story building to include approximately 10,700 square feet with an approximately 1,600 square foot balcony) constituting part of the Shopping Center as shown on Exhibit “A” also known as 4007 Westheimer.  The parties have agreed Tenant shall construct the balcony; however, Landlord shall contribute One Hundred and Fifty Thousand Dollars ($150,000.00) towards the cost of said balcony.  The balcony shall hold a minimum live load of 150 pounds per square foot.

5	“LEASE TERM”	A primary term of fifteen (15) years, together with all renewal terms.

	“TENDER”	The act whereby Landlord delivers the Leased Premises to Tenant, free and clear of all rights and claims of prior tenants or other parties in possession and empty.

	“TENDER DATE”	The date on which Landlord actually tenders the Leased Premises to Tenant, which shall occur no later than May 31, 2003.

“INSPECTION”

Tenant shall have the right, within fifteen (15) days following the Tender Date, to cause the Leased Premises to be inspected for structural soundness.  If the results of such inspection are  unsatisfactory to Tenant, then Tenant shall have the right, by written notice given to Landlord prior to the end of such fifteen (15) day period, to terminate this Lease in which event Landlord shall return all prepaid rent to Tenant following which neither party shall have any further liability to the other under this Lease.

“COMMENCEMENT DATE”

The date on which the Lease Term commences, which date shall be the earlier of (i) the date on which Tenant opens its restaurant to the public or (ii) (a) in the event the Tender Date occurs prior to January 1, 2003, the date which is three hundred days after the Tender Date; or (b) in the event the Tender Date occurs after January 1, 2003, the date which is two hundred and forty days after the Tender Date.

	“TERMINATION DATE”	Last day of the one hundred eightieth full calendar month after Commencement Date.

6.                                                                                                                                                                                                                                       “MINIMUM RENT”

Years	Monthly Rent	Annual Rent
1 - 5	$40,000.00	$480,000.00
6 - 10	$43,333.33	$520,000.00
11-15	$47,500.00	$570,000.00

Upon the execution hereof, in lieu of a “Security Deposit”, Tenant shall tender a check in the amount of Fifteen Thousand & No/100 Dollars ($15,000.00) to be applied against the first month’s Minimum Rent payment.

“ABATED RENT”

Minimum Rent, in the amount of Three Hundred Thousand ($300,000) per Lease Year, shall be abated for a period of two (2) years.  Such abatement shall be applied against Tenant’s monthly minimum rent obligation at the rate of $25,000.00 per month so that Tenant shall only be obligated to pay monthly minimum rent at the rate of $15,000.00 per month for the first two (2) years.

7.	“PERCENTAGE RENT”	A sum equal to Eight percent (8%) of all “Gross Sales” (as defined in Article IV) in excess of the applicable “Breakpoint” (as hereinafter defined) each “Lease Year” (as defined in Article IV).

“BREAKPOINT”

Means the point, during any Lease Year, at which the Gross Sales achieved during such Lease Year are at a level which is sufficient to cause Percentage Rent to accrue.  As used in this Lease, Breakpoint shall mean either the “Natural  Breakpoint” or the “Unnatural Breakpoint” whichever is then applicable.

“NATURAL BREAKPOINT”

That amount of Gross Sales (hereinafter defined) which, when multiplied by the Percentage Rent (which for the purposes of this Lease is eight percent [8%]), produces a product equal to the Minimum Rent which is then applicable.

	“UNNATURAL BREAKPOINT”	The applicable of the following levels of Gross Sales:

		Lease Years 1 - 5	$7,000,000 per Lease Year
		Lease Years 6 - 10	$7,500,000 per Lease Year
		Lease Years 11 - 15	$8,000,000 per Lease Year

8.	“PERMITTED USE”	A high-end first-class white tablecloth restaurant or grill similar any one or more combinations of those existing

 Smith & Wollensky Restaurant Group, Inc. concepts known as (i) Smith & Wollensky, (ii) The Manhattan Ocean Club, (iii) Cite’ or (iv) Park Avenue Café.  During the first sixty (60) days following the Commencement Date, Tenant shall not be obligated to open for lunch.  Thereafter, Tenant will open the restaurant on the basis of 14 meal periods per week during the balance of the initial Lease Year.  After the initial Lease Year, Tenant shall be permitted to reduce opening to a minimum of twelve (12) meal periods per week if Tenant does not average a minimum of sixty (60) covers per day for lunch on both Saturday and Sunday.  In the event that Tenant elects to close for lunch on either Saturdays or Sundays, or both, then in each subsequent Lease Year there shall be added to Tenant’s Gross Sales the actual amount of Gross Sales which were achieved by Tenant for the closed lunch shifts during either (i) the Lease Year immediately preceding such closing or (ii) the average of three (3) years preceding such closing, whichever is greater.

Tenant’s grill menu or Tenant’s combined restaurant and grill menu, as the same may be changed by Tenant from time to time, (Exhibit “I”) will be available for both lunch and dinner during all meal periods.

No more than forty percent (40%) of total “Gross Sales” shall be from alcohol sales.

9.	“SECURITY DEPOSIT”	Not Applicable.

10.	“ADDITIONAL CHARGES”	Not Applicable.

	“COMMON AREA PAYMENT”	Not Applicable.

	“TAX PAYMENT”	Not Applicable.

	“INSURANCE PAYMENT”	Not Applicable.

	“WATER COSTS”	Responsibility of Tenant.

	“TRASH”	Responsibility of Tenant. Trash shall be maintained in a walk-in cooler.

	“RENEWAL OPTION”	Two (2) Five (5) Year Options pursuant to the terms of the attached Renewal Option Rider.

12.	“TENANT ALLOWANCE”

Seven Hundred Fifty Thousand Dollars ($750,000.00) pursuant to the terms of the attached Construction Rider, which amount includes the One Hundred Fifty Thousand Dollar ($150,000) Landlord contribution to the cost of the balcony.

13.	EXHIBITS:

Exhibit A:  Site Plan with Premises Crosshatched

Exhibit B:  Highland Village Shopping Center Survey

Exhibit C:  Final construction plans and specifications (working drawings) which need not be attached to Lease

Exhibit C-1:  Tenant’s Affidavit

Exhibit C-2:  General Contractor’s Affidavit and Lien Waiver

Exhibit C-3:  Subcontractor’s Lien Waiver

Exhibit D:  Subordination, Non-Disturbance and Attornment Agreement in favor of John Hancock Mutual Life Insurance Company

Exhibit E:  Sign Renderings

Exhibit F:  Tenant’s Parking Area

Exhibit G:  Valet Parking Stand at the Leased Premises

Exhibit H  Guaranty

Exhibit I:  Grill Menu and Combined Restaurant and Grill Menu

Exhibit J:  Eminent Domain Designation

Exhibit K:  Employee Parking Areas

ARTICLE II

Premises

Section 2.01  Leased Premises.  Landlord hereby leases to Tenant, and Tenant hereby leases from Landlord the Leased Premises being the crosshatched portion of the building shown on the site plan attached hereto as EXHIBIT “A”  and made a part hereof for all purposes, such building being located within the shopping center shown on the survey attached hereto as EXHIBIT “B.”  EXHIBIT “A,” EXHIBIT “B,” any additional land from time to time designated by Landlord, existing and future buildings, parking area, sidewalks, service area and other improvements now existing or hereafter erected thereon are sometimes herein referred to as the “SHOPPING CENTER.”  Landlord reserves the right to place in, under, over or through the Leased Premises pipes, wires, lines, and facilities serving other areas of the Shopping Center provided such right is exercised in a manner which does not unreasonably interfere with Tenant’s conduct of its business at the Leased Premises.

Section 2.02  Intentionally omitted.

Section 2.03  The Leased Premises shall be improved in accordance with the Construction Rider attached hereto and incorporated by reference herein for all purposes.

ARTICLE III

Term

Section 3.01  Lease Term.  The Lease Term shall commence on the Commencement Date and shall terminate on the Termination Date, unless sooner terminated in accordance with the terms and conditions hereinafter set forth.  At the request of Landlord from time to time made, Tenant will execute one or more memoranda or letters stating the commencement and termination dates of the Lease.

Section 3.02  Lease Rights Vested.  Notwithstanding the fact that the Lease Term will commence at a date subsequent to the execution of this instrument by Landlord and Tenant, such parties intend that each shall have vested rights immediately upon the signing of this instrument and that this instrument shall be fully binding and in full force and effect from and after execution hereof by Landlord and Tenant.

ARTICLE IV

Rental

Section 4.01  Minimum Rent.  Tenant covenants and agrees to pay to Landlord the Minimum Rent, in monthly installments, in Houston, Harris County, Texas, at 4001 Westheimer, Houston, Texas 77027 or at such other address as Landlord may from time to time designate in writing.  All such Minimum Rent payments shall be delivered to Landlord at Landlord’s designated address on or before the first day of each calendar month, monthly in advance, for each and every month in the Lease Term.  Upon execution of this Lease, Tenant will pay Landlord Minimum Rent for the first full calendar month of the Lease Term; but, if the Lease Term does not commence on the first day of a calendar month, the Minimum Rent for such month shall be prorated and the excess which was paid by Tenant shall be applied as a credit against the next accruing installment of Minimum Rent.

Section 4.02  Percentage Rent.  In addition to Minimum Rent, Tenant agrees to pay to Landlord the Percentage Rent.

Percentage Rent due for each Lease Year shall be payable commencing on the fifteenth (15th) day of the month immediately following the first month of such Lease Year in which the aggregate amount of Gross Sales for such Lease Year exceeds the Breakpoint applicable to such Lease Year and thereafter on the fifteenth (15th) day of each succeeding month during the remainder of such Lease Year on all additional Gross Sales.

In the event that the Minimum Rent for any Lease Year shall be reduced or abated for any reason whatsoever, other than by reason of the Abated Rent provided for during the first two (2) Lease Years as set forth in Paragraph 6 of Section 1.01 of this Lease, the Breakpoint for such Lease Year shall be reduced by a percentage thereof equal to the percentage decrease in the Minimum Rent payable for said Lease Year.  In the event that any Lease Year contains more or less than twelve (12) full Fiscal Months (hereafter defined), the Breakpoint shall be proportionately increased or decreased, as the case may be, for any such Lease Year.

The term “GROSS SALES” includes all moneys or things of value received or receivable, including lease or rental revenue (without deductions for uncollectibles), by Tenant, its sublessees, licensees or concessionaires or others, for merchandise sold or services performed or equipment, merchandise or other inventory items leased or rented or business conducted (including interest, time-price differential, finance charges and service charges on time-payment sales, credit sales or lay-a-way sales) in, about or from the Leased Premises (including, without limitation, orders received in person or by mail, telephone or telegraph, and services performed by Tenant away from the Leased Premises), including transactions in which delivery is made to the customer at the Leased Premises but the order is taken elsewhere, transactions in which the order is taken at the Leased Premises but delivery is made elsewhere, receipts from mechanical and other vending machines, and deposits not refunded to purchasers.

The term “GROSS SALES” SHALL NOT INCLUDE:

(1)                                  governmental excise or sales taxes added to the selling price of the item and paid by the Tenant directly to the Government, or

(2)                                  refunds or allowances to customers not in excess of the original selling price of the item, or

(3)                                  transfers or exchanges of merchandise to another of Tenant’s stores made in the regular course of Tenant’s business and not for the purpose of avoiding consummation of a sale in the Leased Premises, or

(4)                                  returns to shippers or manufacturers, or

(5)                                  sales from promotions, discounts and employee meals with a maximum cap of four percent (4%) of all Gross Sales; or

(6)                                  sales of Tenant’s “REMOVABLE TRADE FIXTURES” (as hereinafter defined) after use by Tenant in the Leased Premises; or

(7)                                  credit card fees.

Under no circumstances shall there be any deduction from Gross Sales by reason of Tenant’s being liable to pay any franchise tax, capital stock tax, income tax or similar or dissimilar tax based upon Tenant’s income, capital structure, or profits.

All Gross Sales will be recorded either (i) through modern cash registers from which a cash receipt shall be given to each customer for each purchase or (ii) in such other manner as may be approved in writing by Landlord.  Full and adequate records and books of account shall be accurately maintained by Tenant of all its business operations in or about the Leased Premises.

All books of account, records, daily cash register total slips, sales slips and Federal income tax returns relating to Tenant’s operation in or about the Leased Premises will be retained by Tenant for a period of three (3) years after preparation, and will be open to inspection by Landlord (or its representative) at Tenant’s corporate offices at all reasonable times.  Tenant shall also furnish Landlord, upon request, copies of any publicly recorded financial statements of Guarantor which are prepared during the Lease Term.

Landlord acknowledges that Tenant maintains its Gross Sales records based on fiscal reporting periods consisting of two (2) sequential four (4) week periods followed by one (1) five (5) week period (each such reporting period being herein called a “Fiscal Month”).

The term “LEASE YEAR,” as used herein, shall, in the case of the first Lease Year, mean the period which commences with the Commencement Date and terminates on the last day of the twelfth (12th) Fiscal Month following the Commencement Date.  Such first lease Year shall include the partial month, if any, at the commencement of the Lease Term if the Lease Term does not commence on the first day of a Fiscal Month.

Each subsequent “LEASE YEAR” shall mean a period of twelve (12) full Fiscal Months commencing with the date following the last day of the preceding Lease Year.

The last Lease Year of the Lease Term shall be the period which commences on the day immediately following the last day of the preceding Lease Year and terminates on the last day of the Lease Term, and the parties recognize that such last Lease Year may be less than twelve (12) full Fiscal Months depending upon the date of termination of the Lease Term.

Within fifteen (15) days after the end of each Fiscal Month in the Lease Term, Tenant will deliver to Landlord a statement signed by an officer of the general partner of Tenant accurately setting forth the amount of Gross Sales made during the preceding Fiscal Month itemized in reasonable detail and will contemporaneously therewith pay any Percentage Rent due.  Within thirty (30) days after the end of each Lease Year, Tenant will furnish to Landlord a statement signed and sworn to by an officer of the general partner of Tenant accurately showing Gross Sales for the preceding Lease Year itemized in reasonable detail and will contemporaneously therewith pay any additional Percentage Rent due for such Lease Year.

Landlord may, at any reasonable time or times during the hours of 8:00 a.m. to 5:00 p.m., Monday through Friday, have an audit made of any such statement, may examine Tenant’s sales tax reports, Tenant’s inventory movement sheets, and other relevant records for such period, and acceptance of the Percentage Rent tendered by Tenant shall not prejudice these rights.  So long as Tenant is not under an Event of Monetary Default more than one time during any Lease Year, then and only in that event, Landlord shall have the right to inspect or audit Tenant’s books and records only one time during such Lease Year.  Except as provided in the following paragraph, the cost of the audit shall be borne by Landlord unless such audit shows that Tenant’s statement was understated by three percent (3%) or more of the Gross Sales of Tenant for the relevant Lease Year, in which event Tenant will pay the cost of such audit.  Any audit by Landlord may be required by Landlord upon three (3) days prior written notice to Tenant.

In the event Tenant fails to submit to Landlord its statement of Gross Sales in accordance with the terms and conditions contained herein, Percentage Rent shall be payable by Tenant based upon Gross Sales generated by Tenant in the Leased Premises during the same period of the immediately preceding Lease Year and such sum shall be immediately due and payable by Tenant to Landlord.  At any time after the date upon which such statement should have been submitted, Landlord shall have the right to audit Tenant’s books and records at Tenant’s sole cost and expense and Tenant shall pay to Landlord upon demand the cost of such audit.  Any additional Percentage Rent due or any refund due Tenant following such audit shall be immediately due and payable.

Computation of the Percentage Rent shall be made separately and independently for each Lease Year of the Lease Term, without regard to the Gross Sales made during or rental paid for any other Lease Year.

Section 4.03  Rent Due and Payable.  All rent (including both Minimum Rent and Percentage Rent) and other sums hereunder provided to be paid by Tenant shall be due and payable by Tenant without demand, deduction, abatement or off-set except as expressly provided herein.  Past due rent and other past due payments shall bear interest from maturity at the rate of fifteen percent (15%) per annum from the date due until paid.

All other sums and charges of whatsoever nature required to be paid by Tenant to Landlord pursuant to the terms of this Lease (including, without limitation, all payments set forth in Article XXII, below entitled “ADDITIONAL RENT”) constitute additional rent (whether or not same be designated “ADDITIONAL RENT”) and failure by Tenant to timely pay such other sums or charges may be treated by Landlord as a failure by Tenant to pay Minimum Rent.

ARTICLE V

Utilities

Section 5.01  Cost of Utilities.  Tenant will at its own cost and expense pay for all water, sanitary sewer, gas, electricity and other utilities used in the Leased Premises and will save and hold Landlord harmless from any charge or liability for same.  Such payments shall be made directly to the supplier of any utility separately metered (or submetered) to the Leased Premises and on such equitable basis as may be determined by Landlord with respect to any such utilities which are metered to Tenant in common with other occupants of the Shopping Center.

Section 5.02  Interruption of Utilities.  No interruption or malfunction of any utility services shall constitute an eviction or disturbance of Tenant’s use and possession of the Leased

Premises or a breach by Landlord of any of its obligations hereunder or render Landlord liable for any damages or entitle Tenant to be relieved from any of its obligations hereunder or grant Tenant any right of off-set or recoupment.  In the event of any such interruption of any such services, Landlord shall use reasonable diligence to restore such service in any circumstances in which such interruption is caused by Landlord’s fault.

ARTICLE VI

Use

Section 6.01  Permitted Use.  Tenant will use the Leased Premises solely for the Permitted Use.  Tenant will not use or permit use of the Leased Premises for any other purpose without the written consent of Landlord.  Such business will be advertised as and operated under the Tenant’s Trade Name or such other trade name as may be applicable to the other restaurant concepts which are included in the Permitted Use.  Tenant, at its own expense: will comply with all Federal, State, municipal and other laws, codes, ordinances, rules and regulations applicable to the Leased Premises and the business conducted therein by Tenant; will comply with such regulations as Landlord may reasonably promulgate regarding sanitation, cleanliness and other matters at the Leased Premises or within the Shopping Center, including without limitation removal of garbage, trash and other waste.  Tenant will not conduct any auction or bankruptcy or fire or “lost-our-lease” or “going-out-of-business” or similar sale or make any unlawful use of the Leased Premises or permit any unlawful use thereof.

Section 6.02  Merchants’ Association.  Intentionally omitted.

Section 6.03  Continuous Use and Hours of Operation.  Tenant binds and obligates itself to occupy and use the entire Leased Premises continuously during the entire  Lease Term during at least the business hours set forth hereinbelow for the purpose provided above and will operate such business during such period with diligence, in accordance with the best standards of operation of such business, and in a manner reasonably calculated to produce maximum Gross Sales as defined above.

Tenant’s minimum hours of operation during the Lease Term shall be as follows:

Monday - Friday:	12:00 noon through 11: 00 p.m.

Saturday:	12:00 noon through 11:00 p.m.

Sunday:	12:00 noon through 9:00 p.m.

Tenant may close on the following holidays:

New Year’s Day

Easter Sunday

Memorial Day

Independence Day

Labor Day

Thanksgiving Day

Christmas Day

Section 6.04  Trash Removal.  Tenant shall be responsible, at its sole cost and expense, for the removal of its trash and rubbish.  In the event Landlord has established or should establish a common trash and rubbish removal or disposal program at the Shopping Center, Tenant may participate in such program at Tenant’s discretion.

Section 6.05  Locking System.   Intentionally omitted.

ARTICLE VII

Common Area

Section 7.01  A. Common Area.  Landlord will provide a “COMMON AREA” (as hereinafter defined) in the Shopping Center and make necessary repairs thereto and, except when prevented from doing so by causes beyond its control, Landlord will also provide lighting in the immediate area of Tenant’s parking area as outlined on EXHIBIT “F” in the Shopping Center from dusk until the later of (i) 11:00 o’clock P.M., or (ii) one hour after the closing hour of Tenant.

Landlord shall have the right in its sole discretion to increase said hours in which it provides lighting in the parking area.  Tenant, its employees, customers and invitees shall have the non-exclusive use, along with others, of the Common Area.  Landlord shall have the right, from time to time, to change the arrangement, layout and/or size of the Common Area, and designate employee parking spaces and tenant truck loading zones, and to do and perform such other acts in the Common Area as Landlord shall, in its good faith judgment, determine to be advisable.  Landlord shall have the right, from time to time, to establish, modify and enforce rules and regulations with respect to the Common Area and to police same.  Tenant shall have the duty to furnish Landlord, upon written request, a written description of the make and model and the license plate number for every automobile owned or used by Tenant, its agents and employees in the Shopping Center, together with such other information as Landlord may reasonably request pertaining to the establishment, modification and enforcement of rules and regulations concerning the Common Area.

B.            For purposes of this Lease, the phrase “COMMON AREA” includes the aforesaid customer’s parking area, employees’ parking area, service drives and service roads, traffic islands, landscaped areas, loading and service areas, sidewalks, roofs, gutters and downspouts, sprinkler risers serving all or any buildings located in the Shopping Center, electrical gutters serving all or any buildings located in the Shopping Center, and such other portion or portions of the Shopping Center (not leased or rented or held by Landlord for the purposes of being leased or rented to other tenants) as may from time to time be designated or treated by Landlord as part of the Common Area, as well as drainage facilities and lighting facilities servicing any one or more of the aforesaid areas.

C.            Throughout the Lease Term, Landlord shall provide Tenant with 158 parking spaces in the Shopping Center for Tenant’s customers during the hours of 11:00 AM to 2:30 PM and from 5:30 PM until Tenant’s closing each day that Tenant is open for business.  Attached hereto and incorporated herein is EXHIBIT “G” which depicts the “TENANT’S PARKING AREA.”  The Tenant’s Parking Area will include the primary parking field in front of the demised premises and additional parking areas as depicted on EXHIBIT “G”.  Landlord shall provide such additional parking areas as it may designate from time to time.  The Tenant’s Parking Area will be coned and controlled by the valet service provided by Landlord during the said hours of operation of Tenant so that self parking in the Tenant’s Parking Area will not be allowed by patrons of the Shopping Center or Tenant’s customers unless otherwise agreed to by Landlord and Tenant.  If the Tenant’s parking needs exceed the 158 parking spaces contained in Tenant’s Parking Areas, then Landlord will use its best efforts to provide additional parking for the Tenant’s customers elsewhere.  Landlord will provide an integrated valet service for the Shopping Center so customers can drop off and pick up at any valet stand (of which there will be a minimum of three, one of which shall be located at the Leased Premises in the area shown on Exhibit “G”) within the Shopping Center.

Section 7.02  Display of Merchandise.  Not Applicable.

Section 7.03  Leased Premises not Common Area.  Nothing in this Article or elsewhere in this Lease shall be construed as constituting the Common Area, or any part thereof, as part of the Leased Premises.

Section 7.04  Employee Parking.  Tenant acknowledges Landlord’s desire to provide retail customers of the Shopping Center with sufficient parking reasonably close to the retail stores.  Accordingly, Tenant and Tenant’s employees may park only in the areas designated by Landlord as employee parking areas which areas are those which are shown by crosshatching on EXHIBIT “K” attached hereto and made a part hereof.  Tenant shall furnish Landlord with a complete list of license numbers of all automobiles operated by Tenant and its employees; however, Landlord cannot make such a request more often than once each quarter plus once in connection with the Christmas shopping season.  Tenant agrees that if any automobile or other vehicle owned by Tenant or any of its employees is parked in any part of the Shopping Center other than the areas designated by Landlord for employee parking or in any public street in residential subdivisions within a one mile proximity of the Shopping Center, Landlord has the right to remove the vehicle and Landlord is not responsible for any towing or storage fees regarding such vehicle; and Tenant must reimburse Landlord, upon demand and as additional rent, for all costs and expenses Landlord incurs in taking such action.  In addition, Tenant agrees that if any automobile or other vehicle owned by Tenant or any of its employees shall be parked in any part of the Shopping Center other than the specified areas designated for employee parking or in any public street in residential subdivisions within a one mile proximity of the Shopping Center, Tenant shall pay to Landlord as additional rent upon demand, a parking fee of $25.00 per day for each day, or part thereof, that such automobile or other vehicle is so parked.

Attached hereto and incorporated herein is EXHIBIT “K” which depicts the “TENANT’S EMPLOYEES’ PARKING AREA” as of the Commencement Date.  However, Landlord retains the right described in Section 7.01 A of this Lease, including but not limited to the right to change the arrangement of the Common Area and the designation of employee parking spaces as Landlord, in its good faith judgment, determines to be advisable.

ARTICLE VIII

Assignment and Subletting

Section 8.01  No Assignment or Subletting.  Subject to the exceptions set forth in Section 8.02 hereinbelow, Tenant shall not assign this Lease or sublease the Leased Premises or any part thereof or mortgage, pledge or hypothecate its leasehold interest or grant any concession or license within the Leased Premises or sublease any operating department therein without Landlord’s prior written consent, which such consent shall, except as hereinafter set forth in Section 8.03, be in Landlord’s sole and absolute discretion, and any attempt to do any of the foregoing shall be void and of no effect.

The prohibition against assigning or subletting shall be construed to include a prohibition against any assignment or subletting by operation of law.

Section 8.02  Change of Ownership of Tenant.   Anything to the contrary notwithstanding in this Article, Tenant shall have the right to assign or sublet its leasehold interest without Landlord’s consent or approval in the three following circumstances only:

(i)                                     any merger, consolidation or reorganization or sale of assets or stock of or involving Tenant or Guarantor, provided that the surviving, resulting or reorganized entity has a net worth of at least equal to that of Tenant or Guarantor, respectively, immediately prior to the consummation of such transaction;

(ii)                                  any transfer of all or any of Tenant’s partnership interests or assets to any entity affiliated with Tenant or Guarantor provided that such entity has a net worth of at least equal to that of Tenant or Guarantor, respectively, immediately prior to the consummation of such transaction; or

(iii)                               any public offering, listing, redemption, hypothecation, conversion, exchange or other similar disposition of all any portion of Tenant’s partnership interest.

Tenant shall give Landlord written notice of any such assignment within thirty (30) days after such occurrence.

Section 8.03  Qualified Restaurant.   Notwithstanding the provisions of Section 8.01, Landlord agrees that it will not unreasonably withhold, condition or delay its consent to the sublease of the Leased Premises, or the assignment of the Lease, to a restaurant entity which meets the following criteria (a “QUALIFIED RESTAURANT”):

(i)                                     The net worth of such Qualified Restaurant is, when taken together with the net worth of any affiliate of such Qualified Restaurant which is then willing  to and actually executes a guaranty of such Qualified Restaurant’s obligations to Landlord, at least equal to the net worth of Guarantor as it then exists;

(ii)                                  The Qualified Restaurant is a high end, first class, white tablecloth restaurant; and

(iii)                               The theme or concept of the Qualified Restaurant is not the same or substantially similar to that of any other restaurant then operating in the Shopping Center.

Landlord shall be entitled to unreasonably withhold its consent to the sublease or assignment of the Leased Premises to a Qualified Restaurant provided it releases, in writing, Guarantor from Guarantor’s liability on the Guaranty.

Section 8.04  No Waiver by Landlord.  If this Lease be assigned or if the Leased Premises be subleased (whether in whole or in part) or in the event of the mortgage, pledge or hypothecation of the leasehold interest or grant of any concession or license within the Leased Premises or if the Leased Premises be occupied in whole or in part by anyone other than Tenant, Landlord may nevertheless collect rent from the assignee, sublessee, mortgagee, pledgee, party to whom the leasehold interest was hypothecated, concessionee or licensee or other occupant and apply the net amount collected to the rent payable hereunder, but no such transaction or collection of rent or application thereof by Landlord shall be deemed a waiver of these provisions or a release of Tenant from the further performance by Tenant of its covenants, duties and obligations hereunder unless contained in a written document executed by Landlord specifically acknowledging such waiver.

ARTICLE IX

Repair and Maintenance

Section 9.01  Landlord’s Repairs.  Upon the condition precedent that Tenant shall have given Landlord prior written notice of the item damaged, Landlord will repair the following damage to the Leased Premises but none other:

(i)                                     damage to the roof (exclusive of flashing around the rooftop air conditioning unit) and damage to structural portions of the Leased Premises (said “STRUCTURAL PORTIONS” consisting only of the foundation and members supporting the roof but excluding, by way of example, but not limitation, any exterior wall at which there is an entrance to or exit from the Leased Premises, all interior partition walls and the interior side of building perimeter walls enclosing the Leased Premises, all doors, moldings, trim, window frames, door frames, closure devices, and hardware); and

(ii)                                  damage to any utility lines (sewer, water, gas or electrical) located outside the boundaries of the Leased Premises;

provided, however, in the event any of the foregoing damage is caused by one or more acts or omissions of Tenant, its agents, employees, customers or invitees, or any burglar or unauthorized entrant, or any other person (with the exception of Landlord itself), or if a damaged utility line exclusively serves the Leased Premises, then (in either of such events) the Tenant shall bear the cost of such repairs; however, Tenant shall be permitted to pursue recovery from any person or entity who was responsible for damaging a utility line which exclusively serves the Leased Premises.

Section 9.02  Tenant’s Repairs.  All damage, other than that which Landlord undertakes to repair in Section 9.01 or Articles XI or XIX will be repaired and all maintenance will be performed and replacements and renewals will be made by Tenant at Tenant’s cost and expense including without limitation all other maintenance and repairs necessary or appropriate to cause the Leased Premises to be suitable for Tenant’s intended commercial purpose and occupancy; and Tenant will make all repairs, perform all maintenance and provide all renewals and replacements at the Leased Premises, including but not limited to heating and air conditioning equipment (whether any such equipment is roof mounted or otherwise affixed outside the Leased Premises), electrical equipment and fixtures, plumbing fixtures and equipment, elevators, wiring (including that within walls or ceiling or under flooring or floor covering), and plumbing lines (including water lines and gas lines) within walls or ceilings and under flooring or floor covering.

Tenant will replace all broken or cracked plate glass and glass windows.  Tenant shall not make, or permit to be made, any penetration in the roof of the building of which the Leased Premises are a part, but except to the extent such penetrations are necessary or desirable in connection with Tenant’s heating, ventilating, air conditioning or extraction systems.  All such penetrations (and subsequent closures and flashings) (“TENANT’S PERMITTED ROOF REPAIR”) shall be done at Tenant’s sole cost and expense and in a manner which complies with applicable building codes and in a manner which is reasonably satisfactory to Landlord.  Tenant shall be responsible for all rooftop flashing around the rooftop air conditioning unit.   As a condition precedent to Tenant’s right to perform Tenant’s Permitted Roof Repair, Tenant shall take out and maintain ( or cause the contractor under its construction contract to take out and maintain) public liability insurance, builder’s risk and such other insurance required under the attached Construction Rider in such amounts and with such conditions as set forth in the Construction Rider and shall provide evidence of the existence of such policies to Landlord prior to the commencement of any such roof penetration.  Tenant shall indemnify, defend and hold Landlord harmless from any liability, claims, actions, causes of action, loss or damage of any kind whatsoever, directly or indirectly resulting from Tenant’s Permitted Roof Repair.

If Landlord considers necessary any repairs, maintenance, renewals or replacements required by the provisions of this Lease to be made or provided by Tenant and Tenant refuses or neglects to make same after reasonable notice (except in the event of an emergency in which event no prior notice shall be required), Landlord shall have the right (but shall not be obligated), to make such repair, perform such maintenance or provide such renewal or replacement.  Tenant will, on demand pay the actual cost thereof incurred by Landlord.

In the event that Tenant elects to use the roof for outdoor dining in any manner, then Tenant shall be responsible for the roof and deck thereto.

Section 9.03  No Waste.  Tenant will not commit waste and will not injure the Leased Premises or the building of which they are a part, but will maintain the Leased Premises in a clean, attractive condition and in good repair, ordinary wear and tear excepted, and shall also keep sidewalks which are immediately adjacent to the Leased Premises clean.  Upon termination of this Lease, Tenant will surrender and deliver up the Leased Premises to Landlord broom-clean, excepting only ordinary wear and tear and casualty damage and excepting also any damage required hereunder to be repaired by Landlord.   Upon termination of this Lease, Tenant shall have no responsibility to remove initial or subsequent improvements to the Leased Premises provided such improvements were made in accordance with the terms of the Lease.  Upon termination of this Lease, Tenant will also surrender to Landlord all keys to the Leased Premises at the place stated herein for the payment of rent and inform Landlord, in writing, of all combinations on locks, safes and vaults, if any, at the Leased Premises.

Section 9.04  Landlord’s Right to Enter.  Landlord will have a right to enter the Leased Premises at any reasonable time during Tenant’s business hours or in the event of an emergency at any time, to inspect the condition thereof, to make necessary repairs and improvements, or to repair or maintain pipes, wires, and other facilities serving its nearby property and for other lawful purposes.  Landlord shall use its best efforts not to unreasonably interfere with the conduct of Tenant’s business.

Section 9.05  Mechanic’s Liens.  Should any mechanic’s liens or other liens or affidavits claiming liens be filed against the Leased Premises or any portion thereof or interest therein for any reason whatsoever incident to the acts or omissions of Tenant, its agents or contractors, Tenant shall cause the same to be canceled and discharged of record by payment, bonding or otherwise, within fifteen (15) days after notice by Landlord.

ARTICLE X

Additions and Fixtures

Section 10.01  No Alterations without Landlord’s Consent.   Tenant will make no alterations or additions to the exterior of the Leased Premises, nor any alterations or additions to the interior of the Leased Premises which affect either the structural points or the exterior of the Leased Premises, without the prior written consent of Landlord, in its absolute and sole discretion.

Tenant may make alterations or additions to the interior of the Leased Premises which do not affect either the structural points or exterior of the Leased Premises without Landlord’s prior written approval.

Section 10.02  Removable Trade Fixtures.  Subject to the lien and security interest and other rights of Landlord referred to in Article XV, Tenant shall remove only “REMOVABLE TRADE FIXTURES,” as hereinafter defined, (excluding all components of the HVAC system, pipes, paneling or other wall covering or floor covering), and, in addition to other applicable provisions of this Lease regarding such removal, the following shall apply:

(1)                                  such removal must be made prior to the termination of the Lease Term;

(2)                                  Tenant must not be in default of any obligation or covenant under this Lease at the time of such removal; and

(3)                                  such removal must be effected without damage to the Leased Premises or the building of which the Leased Premises are a part and Tenant must promptly repair all damage caused by such removal.

For the purposes hereof, the phrase “REMOVABLE TRADE FIXTURES” means the following:  all of Tenant’s signs, counters, tables, chairs, desks, racks, merchandisers and displayers, standards, wall brackets, hang-rods, shelves, mirrors, marking equipment, kitchen equipment, cash registers, other business machines and all other furniture, inventory, supplies and equipment used in the ordinary course of Tenant’s business.

All plumbing or electrical wiring connections exposed as a result of the removal of Tenant’s Removable Trade Fixtures, or other alterations, additions, fixtures, equipment and property installed or placed by it in the Leased Premises shall be capped by Tenant in a safe and workmanlike manner.

Section 10.03  Taxes and Assessments.  Tenant shall timely pay the full amount of all taxes, assessments, impositions, levies, charges, excises, fees, licenses and other sums levied, assessed, charged or imposed by any governmental authority or other taxing authority upon Tenant’s leasehold interest under this Lease and all alterations, additions, fixtures (including Removable Trade Fixtures), inventory and other property installed or placed or permitted at the Leased Premises by Tenant.  Within thirty (30) days after notice from Landlord, Tenant shall furnish Landlord a true copy of receipts evidencing such payment received by Tenant from the governmental authority or other taxing authority assessing such charge.

ARTICLE XI

Fire and Destruction of Premises

Section 11.01  Landlord’s Election to Repair.  If at any time during the Lease Term, the Leased Premises or any portion of the Shopping Center which is reasonably necessary to the viable operation of Tenant’s business in the Leased Premises should be totally destroyed or damaged to the extent of fifty (50%) percent or more of its replacement value by fire or other casualty, Landlord shall have the election to repair and reconstruct the damaged portion of the Leased Premises and/or the Shopping Center to substantially the condition which existed at the time of Landlord’s tender of possession of the Leased Premises to Tenant or alternatively, to cancel this Lease.  Landlord will notify Tenant of its election within sixty (60) days after receipt of written notice from Tenant of such damage or destruction.

In the event that the Lease Term has a period of at least two (2) years remaining and Landlord has provided notice of its election not to repair or reconstruct the damaged portion of the Leased Premises, Tenant, at Tenant’s sole cost, shall have a right to repair or reconstruct the Leased Premises damaged, subject to Landlord’s approval which approval shall not be unreasonably withheld, delayed or conditioned, as to the plans and specifications for such repair or reconstruction.  Tenant shall provide written notice to Landlord of its election within thirty (30) days after receipt of Landlord’s notice.

Section 11.02  Lease to Continue in Effect.  In any circumstances described above where Landlord is either obligated to repair and restore the Leased Premises, or where Landlord or Tenant elects to repair and restore the Leased Premises, this Lease shall continue in full force and effect, and such repairs will be made by Landlord within a reasonable time thereafter, subject to delays caused by governmental restrictions, strikes, lockouts, shortages of labor or material, acts of God, war or civil commotion, fire, unavoidable casualty, inclement weather or any other cause beyond the control of Landlord (all of the aforesaid causes for delay being herein sometimes referred to as “FORCE MAJEURE”).

Minimum Rent shall abate equitably during the period to reflect the extent to which the Leased Premises are unfit for use by Tenant and not actually used by Tenant in the ordinary conduct of its business.  For purposes of computing the Percentage Rent due hereunder during any such period, the Breakpoint shall be reduced by the same percentage that the Minimum Rent is reduced as provided for in the preceding sentence.

Section 11.03  Tenant’s Election to Terminate.  In the event any casualty damage occurs to the Leased Premises to the extent of fifty (50%) percent or more of replacement value and such damage either (i) occurs during the last three (3) years of the Lease Term or (ii) will take more than one hundred eighty (180) days to repair, then Tenant shall be entitled to terminate this Lease by giving Landlord written notice of such election within sixty (60) days from the date of the casualty.

ARTICLE XII

Liability and Indemnity

Section 12.01  Tenant’s Indemnification of Landlord.  Tenant agrees to indemnify and hold Landlord and Landlord’s employees harmless from all claims (including costs and expenses of defending against all of the aforesaid) arising (or alleged to arise) from any act or omission of Tenant or Tenant’s agents, employees, assignees, sublessees, contractors, customers or invitees, or arising from any injury to or death of any person or persons or damage to or destruction of the property of any person or persons occurring in or about the Leased Premises or on the sidewalks adjacent thereto, and Tenant assumes responsibility for the condition of the Leased Premises and agrees to give Landlord written notice in the event of any damage, defect or disrepair therein.

Section 12.02  Landlord’s Indemnification of Tenant.  Landlord shall indemnify and hold Tenant and Tenant’s employees harmless from all claims (including costs and expenses of defending against all of the aforesaid) arising (or alleged to arise) from any negligent act or omission of Landlord or Landlord’s agents, employees or contractors in, on or about the Shopping Center during the Lease Term.

Section 12.03  Tenant’s Casualty Insurance.  Tenant agrees to take out and maintain at all times during the Lease Term a policy of fire and extended coverage insurance on its alterations, additions, fixtures, equipment, merchandise and other personal property placed at the Leased Premises (including, but not limited to the rooftop HVAC).  Such policy shall contain a replacement cost endorsement.

In the event that Tenant sustains a loss by reason of fire or other casualty, and such fire or casualty is caused in whole or in part by acts or omissions of Landlord, its agents, servants or employees, then Tenant agrees to look solely to its insurance proceeds (if any); and Tenant shall have no claim or right of recovery against Landlord, or the agents, servants or employees of Landlord; and no third party shall have any claim or right of recovery by way of subrogation or assignment or otherwise.  Such insurance policy shall contain a loss payable clause designating Tenant and Landlord as loss payees as their respective interests may appear.

Tenant shall be responsible for the safety and personal well being of Tenant’s employees, both within the Leased Premises and in the Common Area.  Tenant agrees that Landlord shall not, except as set forth in Section 12.02, be responsible or liable to Tenant or those claiming under Tenant (including, without limitation, Tenant’s agents, servants, employees, customers and invitees) for injury, death or damage or loss occasioned by the acts or omissions of persons occupying any other part of the Shopping Center or occasioned by the condition of the Shopping Center or property of any other occupant of any part of the Shopping Center or the acts or omissions of any other person or persons present at the Shopping Center who are not occupants of any part thereof, whether or not such persons are present with the knowledge or consent of Landlord.

Section 12.04  Tenant’s Liability Insurance.  Tenant will take out and maintain, at its own cost and expense, comprehensive general liability insurance coverage in a minimum amount of $1,000,000.00 combined single limit, which comprehensive general liability policy shall include (i) coverage for bodily injury and death, property damage and products liability coverage; (ii) contractual liability coverage insuring the obligations of Tenant under the terms of this Lease; and (iii) fire legal liability coverage with respect to the Leased Premises and the building of which they are a part in the amount of at least $25,000.00.  Such policy shall name Landlord (and any of its affiliates, subsidiaries, successors and assigns designated by Landlord as an additional insured.  Such policy shall contain a contractual liability endorsement.

If Tenant is engaged in any way in the sale of alcoholic beverages, either for consumption of alcoholic beverages on the premises or off the premises, Tenant will also maintain liquor liability insurance with the limits of not less than $1,000,000.00 each common cause and $1,000,000.00 aggregate.  If written on a separate policy from the comprehensive general liability policy, such policy shall name Landlord (and any of its affiliates, subsidiaries, successors and assigns designated by Landlord) as an additional insured.  Such policy shall contain a cross liability endorsement or severability provision.

Section 12.05  Tenant’s Required Insurance Policies.  The policies of insurance required to be maintained by Tenant under the terms of this Lease are referred to in this Section 12.05 in the singular as a “REQUIRED POLICY” and in the plural as “REQUIRED POLICIES.”  All Required Policies shall be in a form and with a company reasonably acceptable to Landlord and shall be endorsed so as to be non-cancelable with respect to Landlord and not subject to material change except upon thirty (30) days prior written notice to Landlord given in the manner set forth in Article XXIII, below.  Tenant agrees to initially deliver to Landlord a duplicate original or certificate of each Required Policy upon tender of possession of the Leased Premises to Tenant and at all times during the Lease Term, to maintain a duplicate original or a certificate of all Required Policies on deposit with Landlord.  Tenant shall be entitled to satisfy all Required Policies through blanket coverage policies.

Section 12.06  Landlord Insurance Requirements.  Landlord shall, at all times during the Lease Term, insure the Building and Common Areas for not less than eighty percent (80%) of their replacement value under fire and extended coverage insurance policies.  Landlord shall maintain commercial liability insurance, with contractual liability coverage, with limits which are at least as much as are required to be carried by Tenant.  ANYTHING IN THIS LEASE TO THE CONTRARY NOTWITHSTANDING, LANDLORD WAIVES ANY AND ALL RIGHTS OF RECOVERY, CLAIM, ACTION OR CAUSE OF ACTION, AGAINST TENANT, ITS AGENTS, OFFICERS AND EMPLOYEES, FOR ANY LOSS OR DAMAGE THAT MAY OCCUR TO THE BUILDING OR SHOPPING CENTER, OR ANY IMPROVEMENTS THERETO OR ANY PERSONALTY OR IMPROVEMENTS CONTAINED THEREIN, BY REASON OF FIRE, THE ELEMENTS, OR ANY OTHER CAUSE WHICH COULD BE INSURED AGAINST UNDER THE TERMS OF STANDARD FIRE AND EXTENDED COVERAGE INSURANCE POLICIES, REGARDLESS OF CAUSE OR ORIGIN, INCLUDING NEGLIGENCE OF THE TENANT, THEIR AGENTS, OFFICERS AND EMPLOYEES, BUT EXCLUDING ANY OF THE FOREGOING TO THE EXTENT SAME ARISE OUT OF THE GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF TENANT OR ITS AGENTS, OFFICERS OR EMPLOYEES.

ARTICLE XIII

Diversion of Sales

Section 13.01  Radius Clause.  Tenant agrees that during the first five (5) years of the Lease Term, neither Tenant nor any officer of Guarantor nor any person, corporation, partnership, joint stock association, trust or other firm or entity which controls Tenant or is controlled by Tenant or is under common control with either Tenant or Guarantor (herein a “TENANT AFFILIATE”) shall either directly or indirectly, commence operation of any restaurant which in any manner competes with the restaurant which is to be operated at the Leased Premises within six (6) miles of the Leased Premises, which Tenant acknowledges is a reasonable radius for the purpose of this provision.  Landlord shall be entitled to enforce the foregoing prohibition by all legal and equitable means including, without limitation, the obtaining of injunctive relief.

Following the first five (5) years of the Lease Term, a Tenant Affiliate shall be permitted to open another restaurant within a six (6) mile radius of the Leased Premises provided that (i) such other restaurant operates under a name other than the Trade Name under which Tenant is then operating, (ii) has a different decor and theme than the restaurant then operated at the Leased Premises and (iii) there are not more than two (2) steak dishes on the menu of such other restaurant.  Further, if a Tenant Affiliate opens such other restaurant within a six (6) mile radius of the Leased Premises, then Tenant also covenants that the Percentage Rent which it will pay to Landlord under this Lease will not, for any subsequent Lease Year, be less than the greater of (i) the Percentage Rent payable for the Lease Year preceding the Lease Year in which the other restaurant opened, or (ii) the average Floor Percentage Rent payable for the three (3) Lease Years preceding the Lease Year in which the other restaurant opened (such greater amount being herein called the “Floor Percentage Rent”), and that the Percentage Rent will increase every Lease Year thereafter by an amount equal to two and one-half percent (2 ½%) of the Floor Percentage Rent.

ARTICLE XIV

Security Deposit

Section 14.01  Security Deposit.  Not Applicable.

ARTICLE XV

Landlord’s Lien

Section 15.01  Landlord’s Lien.  To secure the payment of all rent due and to become due hereunder and the faithful performance of this Lease by Tenant and to secure all other indebtedness and liabilities of Tenant to Landlord now existing or hereafter incurred, Tenant hereby gives to Landlord an express contractual lien and security interest on all property (including fixtures, equipment, chattels and merchandise) which may be placed in the Leased Premises.  All exemption laws are hereby waived in favor of said lien and security interest and in favor of Landlord’s statutory lien.

Section 15.02  Subordination of Landlord’s Lien.   Notwithstanding the language of Section 15.01 granting Landlord a contractual lien and security interest on Tenant’s personal property, Landlord agrees that, upon the written request of Tenant, Landlord shall execute a written agreement to subordinate its liens and security interest on Tenant’s personal property to any lien and security interest in favor of Tenant’s institutional lenders or for one or more purchase money liens against personal property purchased by Tenant for its use in, on or about the Leased Premises.

This lien and security interest may be foreclosed with or without court proceedings by public or private sale provided Landlord gives Tenant at least ten (10) days’ notice of the time and place of said sale, and Landlord shall have the right to become the purchaser, upon being the highest bidder at such sale.  Contemporaneously with the execution of this Lease (or at any time if requested by Landlord), Landlord shall be authorized to file Financing Statements in sufficient form so that when properly filed, the security interest hereby given shall hereunder, also have all of the rights and remedies of a secured party under the Texas Uniform Commercial Code (the Texas Business and Commerce Code).

ARTICLE XVI

Default, Remedies and Determination of Damages

Section 16.01  Events of Default.  Each of the following acts or omissions of Tenant or occurrences shall constitute an “EVENT OF DEFAULT”:

(a)                                  Failure or refusal by Tenant to timely pay Minimum Rent or Percentage Rent or Additional Rent or any other sum when due hereunder and the continuation of such failure following the expiration of the fifth (5th) day after notice of such failure has been given to Tenant (provided, however, that Landlord shall not be required to give written notice to Tenant more than two times during any single Lease Year); or

(b)                                 Failure or refusal by Tenant to comply with the obligations of Tenant pertaining to Permitted Use set forth in Article VI of this Lease; or

(c)                                  Failure or refusal by Tenant to timely perform or observe any other covenant, duty or obligation of Tenant under this Lease including the Construction Rider; provided, however, notwithstanding the occurrence of such Event of Default, Landlord shall not be entitled to exercise any of the remedies provided for in this Lease or by law unless such Event of Default continues beyond the expiration of thirty (30) days following notice to Tenant of such Event of Default; however, if such failure is not of a nature which is reasonably susceptible of being cured within a thirty (30) day period, then Tenant shall, provided it has commenced such cure prior to the end of such thirty (30) day period and is diligently pursuing same, have such additional time as may be reasonably necessary in order to complete such cure; or

(d)                                 Abandonment or vacating of the Leased Premises or any significant portion thereof; or

(e)                                  The entry of a decree or order for relief by a court having jurisdiction over Tenant or any guarantor of Tenant’s obligations hereunder in an involuntary case under the federal bankruptcy laws, as now or hereafter constituted, or any other applicable federal or state bankruptcy, insolvency or other similar law, or appointing a receiver, liquidator, assignee, custodian, trustee, sequestrator (or similar official) of Tenant or any guarantor of Tenant’s obligations hereunder or for any substantial part of either of said parties’ property, or ordering the winding-up or liquidation of either of said parties’ affairs and the failure by Tenant to obtain a dismissal of such decree or order within sixty (60) days; or

(f)                                    The commencement by Tenant or any guarantor of Tenant’s obligations hereunder of a voluntary case under the federal bankruptcy laws, as now constituted or hereafter amended, or any other applicable federal or state bankruptcy, insolvency or other similar law.

Section 16.02  Landlord’s Remedies.  This lease and the term and estate hereby granted and the demise hereby made are subject to the limitation that if and whenever any Event of Default shall occur, after such notice, if any, as is provided in Section 16.01, Landlord may, at its option, in addition to all other rights and remedies given hereunder or by law or equity, do any one or more of the following:

(a)                                  Terminate this Lease, in which event, Tenant shall immediately surrender possession of the Leased Premises to Landlord;

(b)                                 Enter upon and take possession of the Leased Premises and expel or remove Tenant and any other occupant therefrom, with or without having terminated the Lease; or

(c)                                  Alter locks and other security devices at the Leased Premises.

Exercise by Landlord of any one or more remedies set forth in Subsection 16.02(b) or (c) shall not be deemed to be an acceptance of surrender of the Leased Premises by Tenant, whether by agreement or by operation of law, it being understood that such surrender can be effected only by the written agreement of Landlord and Tenant.

Upon the occurrence of an Event of Default, Landlord shall not be obligated to give any notice (written or oral) regarding alteration of locks or other security devices at the Leased Premises, prior to Landlord’s alteration of such locks or security devices.  In the event Landlord exercises its rights to alter the locks at the Leased Premises, Landlord shall only be required to provide Tenant with a new key during Landlord’s regular business hours, provided that in no event shall Landlord be required to provide Tenant with a key until such time as Tenant cures all defaults under the Lease and, if required by Landlord, Tenant increases the amount of the Security Deposit being held under the terms of Section 14.01 hereof by an amount equal to twice the monthly Minimum Rent and Additional Charges due hereunder.

To the extent of any inconsistency between this Lease and the provisions of Section 93.002 of the Texas Property Code (as it may be hereafter amended), it is the agreement of the parties that this Lease shall govern and control.  Upon the occurrence of an Event of Default, Landlord shall give Tenant three (3) days written notice to vacate the premises prior to instituting proceedings in forcible detainer against Tenant.  Tenant hereby waives (to the extent legally permissible) any and all notices otherwise required at common law or by the Texas Property Code, as same presently exist or may be hereafter amended (or any subsequent similar statutes relating to notice prior to instituting such an action or proceeding).  Landlord shall otherwise have all of the rights and remedies of a Landlord under Chapters 24 and 93 of the Texas Property Code now in effect or as may be hereafter revised.

If Tenant should fail to make any payment or cure any Event of Default hereunder within the time herein permitted, Landlord, without being under any obligation to do so and without thereby waiving such Event of Default, may make such payment and/or remedy such other Event of Default for the account of Tenant (and enter the Leased Premises for such purpose), and thereupon Tenant shall be obligated to, and hereby agrees to pay Landlord, upon demand, all costs, expenses and disbursements incurred by Landlord in taking such remedial action.

In the event of termination of this Lease or of Tenant’s right to possession of the Leased Premises or repossession of the Leased Premises for an Event of Default, Landlord shall comply with the provisions of Section 91.006 of the Texas Property Code.

Section 16.03  Post Default Rent.  In the event Landlord elects to terminate Tenant’s right to possession of the Leased Premises without terminating this Lease, Landlord may hold Tenant liable for all rent and other indebtedness accrued to the date of such termination, plus such rent and other indebtedness as would otherwise have been required to be paid by Tenant to Landlord during the period following termination of the Lease Term (or Tenant’s right to possession of the Leased Premises, as the case may be) measured from the date of such termination by Landlord until the date which would have been the date of expiration of the term as stated in Article III (had Landlord not elected to terminate Tenant’s right to possession on account of such Event of Default) diminished by any net sums thereafter received by Landlord through reletting the Leased Premises during said period (after deducting expenses incurred by Landlord as provided in the succeeding paragraph).

Actions to collect amounts due by Tenant provided for in this paragraph of Section 16.03 may be brought from time to time by Landlord during the aforesaid period, on one or more occasions, without the necessity of Landlord’s waiting until expiration of such period; and in no event shall Tenant be entitled to receive any excess of rent (or rent plus other sums) obtained by reletting over and above the rent herein reserved; however, all such excess sums shall be credited against Tenant’s liability to Landlord.

In case of an Event of Default, Tenant shall also be liable for and shall pay to Landlord at Houston, Harris County, Texas, in addition to any sum provided to be paid above: broker’s fees actually incurred by Landlord in connection with reletting the whole or any part of the Leased Premises provided such fees are reasonable within the market context taking into consideration the time and circumstances then in existence; the reasonable and necessary costs of removing and storing Tenant’s or other occupant’s property; the reasonable and necessary costs of repairing, altering, remodeling or otherwise putting the Leased Premises into condition acceptable to a new tenant or tenants, and all reasonable expenses incurred by Landlord in enforcing Landlord’s remedies, including reasonable attorney’s fees.

Section 16.04  Tenant’s Remedy.  In the event of any Event of Default by Landlord, Tenant’s exclusive remedy shall bring an action for damages (Tenant hereby waiving the benefit of any laws granting it a lien upon the property of Landlord and/or upon rent due Landlord), but prior to any such action Tenant will give Landlord written notice specifying such default with particularity, and Landlord shall thereupon have a reasonable period, but in no event less than thirty (30) days (except in an emergency to prevent loss or damage to property or life)  in which to cure any such default; however, if such failure is not of a nature which is reasonably susceptible of being cured within a thirty (30) day period, then Landlord shall, provided it has commenced such cure prior to the end of such thirty (30) day period and is diligently pursuing same, have such additional time as may be reasonably necessary in order to complete such cure.

Unless and until Landlord fails so to cure any Event of Default after such notice or having so commenced thereafter fails to exercise reasonable diligence to complete such curing, Tenant shall not have any remedy or cause of action by reason thereof except in the case of an emergency to prevent loss or damage to property or life in which event Tenant shall be entitled to resort to self-help remedies.  All obligations of Landlord hereunder will be construed as independent covenants, not conditions; and all such obligations will be binding upon Landlord only to the extent such obligations accrued during the period of its ownership of the Shopping Center and not thereafter.

Section 16.05  Reasonable Attorney’s Fees.  In the event that Landlord institutes any action or proceeding to enforce payment of a monetary sum due hereunder and is the prevailing party in such action then, in such event, Tenant will pay to Landlord all reasonable costs incurred by Landlord in attempting to collect such sum, including reasonable attorneys’ fees, which shall not be less than ten percent (10%) of all such sums owing by Tenant to Landlord.  In all other litigation matters in connection with this Lease, the prevailing party shall be entitled to receive reasonable attorney fees.

Section 16.06  Cross-Default.  Intentionally omitted.

ARTICLE XVII

Non-Waiver

Section 17.01  Non Waiver.  Neither acceptance of rent (or any portion thereof) or any other sums payable by Tenant hereunder (or any portion thereof) by Landlord nor failure by Landlord to complain of any action, non-action or default of Tenant shall constitute a waiver as to any breach of any covenant or condition of Tenant contained herein nor a waiver of any of Landlord’s rights hereunder.  Waiver by Landlord of any right for any default of Tenant shall not constitute a waiver of any right for either a prior or subsequent default of the same obligation or for any prior or subsequent default of any other obligation.  No right or remedy of Landlord hereunder or covenant, duty or obligation hereunder shall be deemed waived by Landlord unless such waiver be in writing, signed by Landlord.

ARTICLE XVIII

Landlord-Tenant Relation

Section 18.01  No Venture or Partnership.  The relation created by this Lease Contract is that of landlord and tenant.  Neither the provisions for Percentage Rent nor any other provision of this Lease shall be construed in such a way as to constitute Landlord and Tenant joint venturers or co-partners to make Tenant the agent of Landlord or to make Landlord liable for the debts of Tenant.

ARTICLE XIX

Eminent Domain

Section 19.01  Taking of Leased Premises.  If there shall be taken during the Lease Term any portion of the Leased Premises, which renders the remaining portion unsuitable for Tenant’s operations, or that portion of the Common Area designated on EXHIBIT “J”  attached hereto, by any authority having the power of eminent domain, then and in that event, the term of this Lease shall cease and terminate, and the date of such termination shall be, at Landlord’s election, the earlier of either the date upon which possession shall be tendered to such authority by Landlord or the date upon which possession is taken by such authority.

Section 19.02  Eminent Domain Award.  All sums awarded or agreed upon between Landlord and the condemning authority for the taking of the fee or the leasehold estate, whether as damages or as compensation, will be the property of Landlord.  Tenant hereby assigns to Landlord all proceeds, whether by way of compensation or damages, otherwise payable to Tenant for the leasehold estate by reason of such taking; however, Tenant reserves the right to its separate award for the loss of its improvements, business interruption and relocation costs provided such award does not reduce Landlord’s award.

Section 19.03  Rent Payable Until Taking.  If this Lease should be terminated under any provision of this Article, rental and other sums due and payable by Tenant hereunder shall be payable up to the date of termination and Landlord will refund to Tenant that portion of any such rental and other sums paid in advance, but not yet earned by such date.

Section 19.04  Voluntary Conveyance by Landlord.  In the event that any authority having the power of eminent domain requests that Landlord convey to such authority all or any portion of the Shopping Center or all or any portion of the Leased Premises, Landlord shall have the right to make a voluntary conveyance to such authority of all or any portion of the Shopping Center or all or any portion of the Leased Premises whether or not proceedings have been filed by such authority; and in the event of any such voluntary conveyance, it shall nevertheless for all purposes hereunder be deemed that there has been a taking by such authority of the property voluntarily conveyed by Landlord.  Accordingly, all of the provisions of Sections 19.01, 19.02, and 19.03 hereof shall be applicable notwithstanding such voluntary conveyance.

ARTICLE XX

Holding Over

Section 20.01  Month-to-Month Tenancy.  If Tenant should remain in possession of the Leased Premises after the expiration of the term of this Lease, without the execution of a new Lease or the written consent of Landlord, then Tenant shall be deemed to be occupying the Leased Premises as a tenant from month-to-month, subject to all the covenants and obligations of this Lease, except that as liquidated damages by reason of such holding over, the monthly amounts payable by Tenant under this Lease shall be increased to two hundred percent (200%) of the monthly amounts payable in the last month of the stated term.

Section 20.02  Notice of Termination.  The above described tenancy from month-to-month may be terminated by either party upon thirty (30) days notice to the other.

Section 20.03  Rent after Notice of Termination.  Any rent due after notice has been given is to be calculated according to Section 20.01 on a pro-rata basis.  If upon notice of termination by Landlord, Tenant tenders rent in excess of the amount due and payable pursuant to the formula in Section 20.01, and Landlord accepts such payment, the acceptance of such payment will not operate as a waiver by Landlord of the notice of termination, unless such waiver is in writing and signed by Landlord.  Any such excess amounts tendered and accepted shall be promptly refunded by Landlord, after deducting therefrom any amounts owed Landlord.

ARTICLE XXI

Landlord’s Mortgage

Section 21.01  Tenant Shall Subordinate Leasehold Interest.  Landlord covenants and agrees that it will, not later than sixty (60) days after the execution of this Lease, obtain and deliver to Tenant at Tenant’s sole cost and expense a Subordination, Non-Disturbance and Attornment Agreement in the form of Exhibit “D” attached hereto and made a part hereof (“SNDA”) from John Hancock Mutual Life Insurance Company (“Current Lender”).  Landlord represents and warrants that Current Lender holds the only lien (other than the inchoate lien for taxes not yet due and payable) on the Building and Shopping Center.  If Landlord does not timely obtain and deliver the SNDA then Tenant shall be permitted, at any time within one hundred eighty (180) days after the execution of this Lease and prior to the delivery of the SNDA, to terminate this Lease, in which event all rent paid by Tenant shall be refunded by Landlord to Tenant.  If Tenant fails to exercise its termination right within such time period then Tenant shall be deemed to have waived such termination right.  Subject to Landlord’s obligation to deliver the SNDA from Current Lender and provided that Landlord delivers an SNDA from all future lenders, Tenant agrees that its interest under this Lease shall be subordinate to any mortgage, deed of trust or similar device now or hereafter placed upon the Leased Premises or all or any portion of the Shopping Center by Landlord if the mortgagee or beneficiary under said deed of trust or lender for whose benefit any other security device is created so elects, and, upon notice to Tenant of such election, Tenant will execute any instruments required to evidence such subordination.  Likewise, such mortgagee or beneficiary under said deed of trust or lender for whose benefit any other security device is created may elect, by notice to Tenant, to make this Lease superior to such mortgage or deed of trust or other security device; and in the event of such election, Tenant will execute any instruments required to evidence such superiority.

Section 21.02  Certificates Concerning Lease.  Landlord and Tenant shall execute and deliver to each other, at such time or times as either Landlord or Tenant may request, a certificate stating:

(a)                                  Whether or not the Lease is in full force and effect;

(b)                                 Whether or not the Lease has been modified or amended in any respect, and submitting copies of such modifications or amendments, if any;

(c)                                  Whether or not there are any existing Events of Default under this Lease to the knowledge of the party executing the certificate, and specifying the nature of such Events of Default, if any; and

(d)                                 Such other information as may be reasonably requested.

The aforesaid certificate(s) shall be delivered to Landlord or Tenant, as the case may be, promptly upon receipt of a written request therefor, but in no event more than ten business (10) days following receipt of such request.

ARTICLE XXII

Additional Rent

Section 22.01  Additional Rent.  Not Applicable.

ARTICLE XXIII

Notice

Section 23.01  Written Notice.  Any notice which may or shall be given under the terms of this Lease shall be in writing and shall be either delivered to the Notice Address of either Landlord or Tenant, by hand or sent by United States Registered Certified Mail, adequate postage prepaid.  Either party’s address may be changed from time to time by such party by giving notice as provided above, except that the Leased Premises may not be used by Tenant as the sole Notice Address.  No change of address of either party shall be binding on the other party until notice of such change of address is given as herein provided.  A post office receipt for registration of such notice or signed return receipt shall be conclusive that such notice was delivered in due course of mail if mailed as provided above.

For purposes of the calculation of various time periods referred to herein, notice delivered by hand shall be deemed received when delivered to the place for giving notice to a party referred to above and notice mailed in the manner provided above shall be deemed completed upon the earlier to occur of (i) actual receipt as indicated on the signed return receipt, or (ii) three (3) days after posting as herein provided.  Finally, any written notice addressed as provided above and actually received by the addressee shall constitute sufficient notice for all purposes under this Lease.

ARTICLE XXIV

Tenant’s Signs

Section 24.01  Cost and Installation.  Tenant shall be responsible for the costs and installation of a building fascia sign on the Building.  The signage and canopies to be installed by Tenant are depicted on EXHIBIT “E” attached hereto.  Except as shown on EXHIBIT “E” or otherwise approved by Landlord in writing, which such approval will not be unreasonably withheld, conditioned or delayed, no sign, placard or advertisement, or exterior or interior window sign, placard or advertisement shall be painted, erected or displayed and no awnings shall be erected.  If Tenant has a lighted sign Tenant shall cause Tenant’s exterior sign to be placed on a time clock and photoelectric cell device such that the electricity illuminating such sign shall keep Tenant’s electric sign on from dusk until at least 11:00 o’clock P.M., every night during the Lease Term (except that such lighting may be extinguished at 10:00 o’clock p.m. on Sunday nights).

ARTICLE XXV

Hazardous Waste

Section 25.01  Environmental Compliance.  Tenant shall not allow the Leased Premises, or any construction, operation of any business, or any other activity thereon, or any occupancy or use thereof, to violate any applicable law, statute, ordinance, rule, regulation, order or determination of any federal, state, or local governmental authority or any board of fire underwriters (or other body exercising similar function), or any restrictive covenant or deed restriction (recorded or otherwise) affecting the Leased Premises, including without limitation, all applicable zoning ordinances and building codes, flood disaster laws and health, industrial hygiene, and environmental laws, statutes, ordinances, rules and regulations, the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, 42 U.S.C. Section 9601 et seq., as amended from time to time, and regulations promulgated thereunder (“CERCLA”), the Resource Conservation and Recovery Act of 1976, 42 U.S.C. Section 6901 et seq., as amended from time to time and regulations promulgated thereunder (“RCRA”), the Texas Water Code, as amended from time to time, and regulations promulgated thereunder, and the Texas Solid Waste Disposal Act, as amended from time to time, and regulations promulgated thereunder (hereinafter sometimes collectively called “APPLICABLE LAWS”); and Tenant shall cause to be obtained any permits, licenses or similar authorizations to occupy, operate or use any buildings, improvements, fixtures and equipment now or hereafter located on the Leased Premises by reason of any Applicable Laws.

Tenant shall not allow the Leased Premises to become affected by any Hazardous Materials Contamination (as hereinafter defined), and shall not allow any Hazardous Materials (as hereinafter defined) to be installed, used, incorporated into, or disposed of on or under any of the Leased Premises.  No underground storage tanks, wells, pits, surface impoundments, or catch basins shall be installed by Tenant on or under the Leased Premises without Landlord’s prior written consent.

Tenant shall inform Landlord of any pending or threatened investigation, administrative order, or litigation with respect to Hazardous Materials or Hazardous Materials Contamination, and promptly notify Landlord if Tenant shall receive any communication from or on behalf of any governmental authority regarding an environment condition which violates any Applicable Laws.

Tenant agrees to (i) not use, manage, handle, generate, manufacture, produce, store, release, discharge, or dispose of, on, under, or about the Leased Premises or transport to or from the Leased Premises any Hazardous Materials or allow any other person or entity to do so, except to the extent such Hazardous Materials are lawfully used in customary quantities in connection with the Permitted Use, (ii) keep and maintain the Leased Premises in compliance with, and shall not cause or permit the Leased Premises to be in violation of, any Applicable Laws, (iii) give prompt written notice to Landlord immediately upon Tenant’s acquiring knowledge of:

(A)          the presence of any Hazardous Materials on or under the Leased Premises, or any Hazardous Materials Contamination with respect to the Leased Premises, with a full description thereof,

(B)           any proceeding or inquiry by any governmental authority with respect to the presence of any Hazardous Materials on or under the Leased Premises or the migration thereof from the Leased Premises to other property or from other property to the Leased Premises,

(C)           all claims made or threatened by any third party against Tenant or the Leased Premises relating to any loss or injury resulting from any Hazardous Material or Hazardous Materials Contamination, and

(D)          any occurrence or condition on any property adjoining or in the vicinity of the Leased Premises that could cause the Leased Premises or any part thereof to be subject to any restrictions on the ownership, occupancy, transferability or use of the Leased Premises under any Applicable Laws;

(iv) promptly comply with any governmental requirements or Applicable Laws requiring the removal, treatment or disposal of Hazardous Materials or Hazardous Materials Contamination if caused by or attributable to Tenant or any of Tenant’s employees, servants, agents, partners, directors, officers, shareholders, customers, visitors, invitees, licensees, concessionaires, sublessees, contractors, subcontractors, successors, or assigns (herein collectively referred to as a “TENANT RESPONSIBLE PARTY”).

In the event that the Leased Premises is affected by any Hazardous Materials Contamination occurring from and after the date of this Lease caused by or attributable to, or relating to or arising out of, in whole or in part, the use, release, deposit, discharge, collection storage, handling, management, generation, treatment, manufacturing off-site, placement, processing transportation, or disposal of, at, on, under from or near the Leased Premises, of any Hazardous Substance by a Tenant Responsible Party, then Tenant shall immediately provide Landlord with a bond, letter of credit or similar financial assurance evidencing to Landlord’s satisfaction that the necessary funds are available to pay the cost of removing, treating and disposing of such Hazardous Materials or Hazardous Materials Contamination and discharging any assessments which may be established on the Leased Premises as a result thereof.

Tenant shall also within thirty (30) days after written demand for performance thereof by Landlord (or such shorter period of time as may be required under any Applicable Laws, order or agreement), commence and thereafter diligently prosecute to completion, all remedial work that may be required to remove such Hazardous Material Contamination, and all such remedial work shall be performed by contractors approved in advance by Landlord, and under the supervision of a consulting engineer approved by Landlord, with all costs and expenses of such remedial work being paid by Tenant including, without limitation, Landlord’s reasonable attorneys’ fees and costs incurred in connection with monitoring or reviewing such remedial work, all of which shall be payable on demand, and shall accrue interest at the Default Rate from the date of demand until paid in full.

In the event Tenant shall fail to timely commence, or cause to be commenced, or fail to diligently prosecute to completion, such remedial work, Landlord may, but shall not be obligated to, cause such remedial work to be performed and all costs and expenses thereof, incurred by Landlord in connection therewith, shall be payable on demand, shall accrue interest at the Default Rate from the date the same are incurred by Landlord until repaid in full.  Landlord shall have the right to join and participate in, as a party if it so elects, any legal proceedings or action initiated with respect to the Leased Premises in connection with any Applicable Laws, and have its attorneys’ fees in connection therewith paid by Tenant on demand, if so caused by a Tenant Responsible Party.

Nothing contained herein shall cause Tenant to be liable or responsible for any costs of any nature associated with Hazardous Materials which (i) exist on or about the Leased Premises on the Tender Date; or (ii) migrate onto the Leased Premises from offsite through no act or omission of a Tenant Responsible Party.

Section 25.02  Site Assessments.  Landlord (by its officers, partners, employees and agents) at any time and from time to time, either prior to or after the occurrence of an Event of Default, may contract for the services of persons (the “SITE REVIEWERS”) to perform environmental site assessments (“Site Assessments”) on the Leased Premises for the purpose of determining whether there exists on the Leased Premises any environmental condition which could reasonably be expected to result in any liability, cost, or expense to the owner, occupier or operator of the Leased Premises arising under any Applicable Laws.

The Site Assessments may be performed at any time or times, upon reasonable notice to Tenant, and under reasonable conditions established by Tenant which do not impede the performance of the Site Reviewers.  The Site Reviewers are authorized to enter upon the Leased Premises for such purposes.  The Site Reviewers are further authorized to perform both above and below the ground testing for environmental damage or the presence of Hazardous Materials on or under the Leased Premises and such other tests on the Leased Premises as may be necessary to conduct the Site assessments in the reasonable opinion of the Site Reviewers.

Tenant will supply to the Site Reviewers such historical and operational information regarding the use of the Leased Premises by Tenant as may be reasonably requested by the Site Reviewers to facilitate the Site Assessments and will make available for meeting with the Site Reviewers appropriate personnel having knowledge of such matters.  On request, Landlord shall make the results of such Site Assessments fully available to Tenant.  Prior to an Event of Default, Tenant may at its election participate under reasonable procedures in the direction of such Site Assessments and the description of tasks of the Site Reviewers.

The cost of performing such Site Assessments shall be paid by Tenant upon demand by Landlord if it is determined by the Site Reviewers that any Hazardous Materials Contamination has been caused by a Tenant Responsible Party, and such amounts shall accrue interest at the Default Rate from the date of demand until paid in full.    Tenant shall have the right to reimbursement of the cost of performing such Site Assessments in the event a court of competent jurisdiction makes a final adjudication that such contamination was not caused by a Tenant Responsible Party.

Landlord shall have the right, but not the obligation, prior or subsequent to an Event of Default, without in any way limiting Landlord’s other rights and remedies under this Lease, to enter onto the Leased Premises or to take such other action as it deems necessary or advisable to clean up, remove, resolve, or minimize the impact of, or otherwise deal with, any Hazardous Materials, or Hazardous Materials Contamination on or under the Leased Premises following receipt of any notice from any person or entity asserting the existence of any Hazardous Materials or Hazardous Materials Contamination pertaining to the Leased Premises or any part thereof, which, if true, could result in an order, suit, imposition or a lien on the Leased Premises, or potential environmental liability.

If any Hazardous Materials Contamination has been caused by or is attributable to a Tenant Responsible Party, all costs and expenses paid or incurred by Landlord in the exercise of any such rights shall be payable upon demand by Landlord, and shall accrue interest at the Default Rate from the date of demand until paid in full.

Defined Terms.  The term “Hazardous Materials” shall mean (a) any “hazardous waste,” “hazardous materials,” “toxic substances,” “solid waste” and/or “hazardous substances” as those terms are defined by RCRA, CERCLA, the Hazardous Material Transportation Act, 49 U.S.C. Section 1801 et seq., as amended from time to time and the regulations promulgated thereunder, and the Clean Water Act, 33 U.S.C. Sections 1251 et seq., as amended from time to time and the regulations promulgated thereunder, (b) those substances listed in the United States Department of Transportation Table, 49 CFR 172.101 and amendments thereto, or by the Environmental Protection Agency (or any successor agency) as hazardous substances, (c) asbestos, (d) petroleum products, (e) polychlorinated biphenyls (PCB’s), (f) explosives, (g) radioactive materials, (h) underground storage tanks, wells, pits, catch basins, or surface impoundments, whether empty, filled or partially filled with any substance, (i) any other substances, materials, and wastes which become regulated under Applicable Laws or which are classified as hazardous or toxic under Applicable Laws, (j) any substance the presence of which on the Leased Premises is prohibited by any governmental requirements, regulations, or Applicable Laws, and (k) any other substance which by any governmental requirements, regulations, or Applicable Law requires special handling or notification of any federal, state or local governmental entity in its collection, storage, treatment or disposal.

The terms “RELEASE,” “DISPOSAL,” AND “DISPOSED” shall have the meanings specified in RCRA and CERCLA.  The term “HAZARDOUS MATERIALS CONTAMINATION” shall mean the contamination (whether presently existing or hereafter occurring) of any improvements, facilities, soil, ground water, air or other elements on, under or of the Leased Premises by Hazardous Materials, or the contamination of the improvements, facilities, soil, ground water, air or other elements on, under or of any other property as a result of Hazardous Materials at any time (whether before or after the Effective Date of this Lease) emanating from the Leased Premises.

Notwithstanding the foregoing to the extent the laws of the State of Texas establish a meaning for “HAZARDOUS WASTE,” “HAZARDOUS MATERIALS,” “TOXIC SUBSTANCES,” “SOLID WASTE,” “HAZARDOUS SUBSTANCE,” “RELEASE,” “DISPOSAL,” or “DISPOSED” which is broader than that specified in either CERCLA or RCRA, such broader meaning shall apply.

Section 25.04  Hold Harmless.  The parties hereto agree to indemnify, hold harmless, and defend each other  and  their officers, directors, shareholders, partners, employees, agents, successors and assigns, from and against, any and all claims, demands, causes of action, suits, losses, damages, liabilities (including strict liability), penalties, costs and expenses (including attorneys’ fees, court costs and remedial costs), and costs of any settlement or judgement, of any and every kind or character, known or unknown, fixed or contingent, asserted against, incurred, suffered or paid by any of the foregoing parties, at any time and from time to time now or in the future, (and whether before or after the expiration or sooner termination of this Lease), by any person, entity, or governmental agency, by reason of, arising out of, with respect to, or as a direct or indirect result of the leasehold interest, construction, occupancy, operation, use and maintenance of the Leased Premises by a  Responsible Party, (including without limitation, the presence on or under, or the use, generation, manufacture, production, storage, escape, seepage, leakage, spillage, discharge, disposal, emission or release on, under or from the Leased Premises of any Hazardous Materials or any Hazardous Materials Contamination, or the existence of any environmental conditions on or under the Leased Premises, or the applicability of any governmental requirement, regulation, or Applicable Laws relating to Hazardous Materials, to the extent caused by or attributable to a  Responsible Party, including all foreseeable consequential damages, and the costs of any required or necessary repair, clean-up or detoxification of the Leased Premises and the preparation and implementation of any closure, remedial or other required plans).

This indemnity applies, without limitation, to any violation of any Applicable Laws by a  Responsible Party, and any and all matters arising out of any act, omission, event or circumstance existing or occurring in connection with the use of the Leased Premises by a  Responsible Party (including without limitation the presence on the Leased Premises or release from the Leased Premises of hazardous substances or solid waste disposed of or otherwise released by a  Responsible Party), regardless of whether the act, omission, event or circumstance constituted a violation of any Applicable Laws at the time of its existence or occurrence; except to the extent such matters are caused by or arise out of the gross negligence or willful misconduct of Landlord or Tenant.

ARTICLE XXVI

Terminology and Miscellaneous

Section 26.01  Terminology.  With respect to terminology in this Lease, each number (singular or plural) shall include all numbers, and each gender (male, female or neuter) shall include all genders.  If any provision of this Lease shall ever be held to be invalid or unenforceable, such invalidity or unenforceability shall not affect any other provisions of the Lease, but such other provisions shall continue in full force and effect.

The titles of the Articles in this Lease shall have no effect and shall neither limit nor amplify the provisions of the Lease itself.  This Lease shall be binding upon and shall accrue to the benefit of Landlord, its successors and assigns.

Section 26.02  Time of Essence.  In all instances where either party is required hereunder to pay any sum or do any act at a particular indicated time or within an indicated period, it is understood that time is of the essence.

Section 26.03  Independent Obligations.  The obligation of Tenant to pay all rent and other sums hereunder provided to be paid by Tenant and the obligation of Tenant to perform Tenant’s other covenants and duties hereunder constitute independent, unconditional obligations to be performed at all times provided for hereunder.  Tenant waives and relinquishes all rights which Tenant might have to claim any nature of lien against or withhold, or deduct from or off-set against any rent and other sums provided hereunder to be paid Landlord by Tenant.

Section 26.04  No Consequential or Special Damages.  Under no circumstances whatsoever shall either Landlord or Tenant ever be liable hereunder for consequential damages or special damages.  All liability of Landlord for damages for breach of any covenant, duty or obligation of Landlord hereunder may be satisfied only out of the interest of Landlord in the Shopping Center existing at the time any such liability is adjudicated in a proceeding as to which the judgment adjudicating such liability is non-appealable and not subject to further review.  The term “LANDLORD” shall mean only the owner, for the time being of the Shopping Center, such owner shall thereupon be released and discharged from all covenants and obligations of Landlord thereafter accruing, but such covenants and obligations shall be binding during the Lease Term upon each new owner for the duration of such owner’s ownership.

Section 26.05  Venue.  All monetary obligations of Landlord and Tenant (including, without limitation, any monetary obligation of Landlord or Tenant for damages for any breach of the respective covenants, duties or obligations of Landlord or Tenant hereunder) are performable exclusively in Houston, Harris County, Texas.

Section 26.06  Late Payment.  Tenant hereby acknowledges that late payment by Tenant to Landlord of rent or any other sums due under this Lease will cause Landlord to incur various expenses not contemplated by this Lease, the exact amount of which are presently difficult to ascertain.  Accordingly, if any payment of Minimum Rent, Percentage Rent or any other sum due from Tenant under this Lease shall not be received by Landlord within five (5) business days after the same is due, then, in addition to such required payment, Tenant shall also pay to Landlord a “LATE CHARGE” equal to five cents ($0.05) for each One Dollar ($1.00) so past due.

Landlord and Tenant agree that such Late Charge represents a fair and reasonable estimate of the expenses that Landlord will incur by reason of such late payment by Tenant.  Acceptance of such Late Charge by Landlord shall not constitute a waiver of Tenant’s default with respect to any such past due amounts, nor prevent Landlord from exercising any other rights and remedies granted to Landlord under this Lease or at law or in equity.  Such Late Charge shall constitute additional rental payable by Tenant under this Lease and is in addition to, and separate from, the Minimum Rent, Percentage Rent and other charges payable under this Lease by Tenant.

Section 26.07  Independent Covenants.  So long as Tenant has not been wrongfully or constructively evicted from the Leased Premises, the doctrine of independent covenants will apply in all matters relating to this Lease including, without limitation, all obligations of Landlord and Tenant to perform their respective obligations under this Lease.  The preceding sentence shall apply notwithstanding that Landlord may defaulted in fulfilling a covenant to maintain or repair the Leased Premises even if such default results in the unsuitability of the Leased Premises for Tenant’s intended commercial use.

Section 26.08  As Is Basis.  Subject to Tenant’s right to terminate this Lease if its structural inspection is not satisfactory, Tenant will accept the Leased Premises in their existing condition, on an “AS-IS” basis, subject to performance by Landlord of its obligations under the Construction Rider, if any, attached hereto.  Tenant hereby waives and relinquishes any right to assert, as either a claim or a defense, that Landlord is bound to perform or is liable for the non-performance of any implied covenant or implied duty of Landlord not expressly set forth herein.

Tenant waives any implied warranty of Landlord that the Leased Premises are suitable for their intended commercial purpose.  Tenant agrees to perform all of its Lease obligations (including without limitation, the obligation to pay rent), notwithstanding an alleged breach by Landlord of any such implied warranty.  Tenant agrees that Landlord shall incur no liability to Tenant by reason of any defect in the Leased Premises, whether apparent or latent, unless such defect was known to Landlord as of the date of this Lease and not disclosed to Tenant.

Section 26.09  Evidence of Authority.  Within not more than fifteen (15) days after the date of this Lease, Landlord shall furnish to Tenant a certified resolution of Landlord’s Board of Directors, with a certificate of incumbency from Landlord’s secretary, authorizing the execution and delivery of this Lease.  If Landlord fails to timely perform the foregoing, then Tenant shall be permitted to terminate this Lease, at any time prior to the date on which the foregoing certificates are furnished, in which event all prepaid rent shall be refunded by Landlord.

ARTICLE XXVII

Arbitration

Section 27.01  Arbitration.   Any controversy between the parties involving the construction or application of any of the terms, covenants, or conditions of this Lease shall, on the written request of one party served on the other, be submitted to arbitration, which shall comply with and be governed by the provisions of the American Arbitration Association

Each of the parties to this agreement shall appoint one person as an arbitrator to hear and determine the dispute, and each party shall attempt in good faith to agree with the other as to a third arbitrator; if the parties should prove unable to agree in this way, then the two arbitrators already chosen shall select a third impartial arbitrator whose decision shall be final and conclusive.  The expenses of arbitration shall be borne by the losing party or in such proportion as the arbitrators shall decide.

ARTICLE XXVIII

Entire Agreement

Section 28.01  Entire Agreement.  This instrument (including all Riders, Exhibits and Guaranty, if any), constitutes the entire agreement between Landlord and Tenant; no prior written or prior or contemporaneous oral promises or representations shall be binding.  This Lease shall not be amended, changed or extended except by written instrument signed by both parties hereto.

THE SUBMISSION OF THIS LEASE FOR EXAMINATION BY TENANT AND/OR EXECUTION THEREOF BY TENANT DOES NOT CONSTITUTE A RESERVATION OF OR OPTION FOR THE LEASED PREMISES AND THIS LEASE SHALL BECOME EFFECTIVE ONLY UPON EXECUTION BY ALL PARTIES HERETO AND DELIVERY OF A FULLY EXECUTED COUNTERPART HEREOF BY LANDLORD TO TENANT.

EXECUTED in multiple counterparts, each of which shall have the force and effect of an original, on the day and year first written above.

HIGHLAND VILLAGE HOLDING, INC.,
A Delaware corporation

By:	/s/ Haidar Barbouti
Haidar Barbouti, Director of Leasing

Date: , 2003

“LANDLORD”

HOUSTON S&W, L.P.,
a Texas limited partnership

By:	SMITH & WOLLENSKY OF HOUSTON, LLC,
a Delaware limited liability company, its sole General Partner

	By:	/s/ James M. Dunn
Name: James M. Dunn
Title: President

Date: January 30, 2003

“TENANT”

CONSTRUCTION RIDER

This Construction Rider is attached to and forms a part of that certain Lease Contract dated January 30, 2003, (the “LEASE”), between HIGHLAND VILLAGE HOLDING INC., as “LANDLORD” and HOUSTON S&W, L.P., a Texas limited partnership, as “TENANT.”

Section 1.01         A.            Landlord hereby consents to Tenant’s construction of improvements at the Leased Premises upon the following conditions precedent:

(i)                                     that Landlord and Tenant shall have mutually agreed in writing upon plans and specifications for such construction utilizing the procedure hereinafter set forth;

(ii)                                  that Landlord and Tenant shall have mutually agreed in writing upon one or more general contractors (herein sometimes referred to in the singular as “CONTRACTOR” and the plural as “CONTRACTORS”) to be utilized by Tenant in erecting such improvements and Landlord has been provided with a copy of the contract (A.I.A. form) between Tenant and general contractor; provided, however, that if Tenant provides Landlord with a payment and performance bond as provided under the Texas Property Code, Section 53.201 et seq., prior to the commencement of improvements (which  Landlord, at the expense of Tenant, shall file in the office of the County Clerk of the county where the Leased Premises are located), then Landlord shall be deemed to have approved Tenant’s Contractors and Landlord shall be deemed to have waived its right to withhold ten (10%) percent of the sum payable by Landlord to Tenant pursuant to Section 1.04.A for the thirty day period following satisfaction of all requirements of Section 1.04.A. as set forth hereinbelow.

(iii)                               that Tenant has tendered to Landlord a true copy of a “BUILDING PERMIT” (meaning all required governmental, quasi-governmental, regulatory authority and other permits, consents, letters of utility availability and Permissions) for the work of Tenant and its contractors to be performed under the Lease and certificates of all insurance required to be obtained by Tenant pursuant to the Lease;

(iv)                              that the Lease has not been terminated for any reason permitted under the Lease.

Upon any such cancellation and termination by Landlord, Landlord and Tenant shall each respectively be released from all further liability under the Lease, irrespective of what costs or expenses either of such parties shall have incurred prior to any such cancellation and termination.  Tenant shall have no right to construct or permit any improvements at the Leased Premises unless Tenant shall have satisfied all of the aforesaid conditions precedent and Landlord shall have tendered possession of the Leased Premises to Tenant.

B.            In connection with Tenant’s erection of improvements at the Leased Premises, if Landlord and Tenant have not prior to (or contemporaneous with) the execution of the Lease by Landlord and Tenant agreed in writing upon said plans and specifications or have not agreed in writing upon one or more general contractors to be utilized by Tenant in erecting such improvements, then within sixty (60) days after the Tender Date, Tenant shall cause complete plans and specifications (working drawings) to be prepared and at least three (3) counterparts thereof to be submitted to Landlord for examination along with a list of two (2) or more contractors, any of which Tenant would be willing to enter into a contract with for the construction of such improvements, provided that the bid of such contractor or price negotiated with such contractor was satisfactory to Tenant.

Landlord shall examine the aforesaid plans and specifications and list of contractors submitted by Tenant and notify Tenant as to any changes desired by Landlord in such plans and specifications and as to whether Landlord approves or disapproves of each contractor named on such list of contractors.  Tenant shall have no obligation to modify the plans and specifications in the manner indicated by Landlord, but, as heretofore provided, shall have no right to construct improvements unless Landlord and Tenant shall have mutually agreed in writing upon the plans and specifications therefore (as evidenced by Landlord’s and Tenant’s signing and dating such plans and specifications) and unless Landlord and Tenant further shall have mutually agreed in writing upon the contractor to be utilized by Tenant.

Notwithstanding any other term or provision of this instrument, if by the expiration of one hundred twenty (120) days after the Tender Date Landlord and Tenant shall not have agreed in writing upon said completed plans and specifications (working drawings) and one or more contractors to be utilized by Tenant the construction provided for under such plans and specifications, then either Landlord or Tenant shall have the right to terminate the Lease at any time thereafter, upon which termination neither party shall have any claim against the other under the Lease Contract irrespective of what cost or expenses, if any, either party shall have incurred in connection with the Lease prior to such cancellation.

If such final plans and specifications (working drawings) are mutually approved by Landlord and Tenant in writing, and such plans and specifications (working drawings) shall be initialed or signed by Landlord and Tenant and dated and designated EXHIBIT “C,” but need not be attached to the Lease.

C.            Tenant shall enter the Leased Premises and Tenant will perform such construction work and provide and install such materials as are provided in EXHIBIT “C” and the Lease to be constructed or performed and installed by Tenant.  Tenant will also provide and install all other interior work, trade equipment, furniture, fixtures, and effects of every description necessary or appropriate for Tenant’s business and all such items to be provided and installed by Tenant shall be new and modern and of first-class quality.

In the event Tenant fails to satisfy the conditions set forth in Section 1.01.A of this Construction Rider and also commence construction on or before the expiration of ninety (90) days from the date Landlord and Tenant mutually approve the aforesaid plans and specifications for any reason other than cause of Force Majeure, then such failure shall constitute an Event of Default under the Lease, and without further notice Landlord shall have the right, if exercised prior to the commencement of the approved construction but not thereafter, to terminate the Lease at any time thereafter and/or exercise such other remedies as may be available to Landlord pursuant to the terms of the Lease.

D.            In connection with the installation of the electrical system at the Leased Premises, Tenant hereby agrees to notify Landlord in writing to inspect Tenant’s “IN THE WALL” or underground electrical installations at least five (5) business days prior to the installation of sheetrock walls or the pouring of a concrete floor.  Upon such notice, Landlord shall, at its expense, cause its consulting engineer to make electrical inspection in Landlord’s behalf; however, Tenant shall not be required to delay its work if such consulting engineer does not make his inspection within such five (5) business day period.

Tenant shall also notify Landlord in writing at least three (3) business days prior to the date Tenant desires the commencement of electrical service so as to allow Landlord to make a final inspection of all electrical connections in the gutter.  Such connections shall be inspected by Landlord’s consulting engineer prior to tape-up, and Tenant acknowledges that all connectors used shall be copper; however, Tenant shall not be required to delay its work if such consulting engineer does not make his inspection within such three (3) business day period.

Tenant acknowledges that the above described electrical inspection procedures must be adhered to and such adherence shall be a condition precedent to Tenant’s receipt of a construction allowance, if any as provided in Section 1.04.A herein.

E.             At all times while Tenant is constructing the improvements at the Leased Premises and installing its trade equipment, furniture and fixtures, Tenant shall not interfere with the conducting of business at the Shopping Center.  Tenant shall comply with said reasonable requests of Landlord as Landlord might make for the purpose of avoiding such interference.  If at any time during the course of Tenant’s work at the Leased Premises the storefront of the Leased Premises is not fully secure, Tenant shall construct a barricade of plywood or other material approved by Landlord to secure the Leased Premises and adjoining lease spaces.

Section 1.02         With respect to any labor performed or materials furnished by Tenant at the Leased Premises, the following shall apply:  All such labor shall be performed and materials furnished at Tenant’s own cost, expense and risk.  Labor and materials used in the installation of Tenant’s furniture and fixtures, and in any other work on the Leased Premises performed by Tenant, will be subject to Landlord’s prior written approval.  Landlord’s current summary of criteria for Tenant Design and Construction is attached hereto as EXHIBIT “F.”

Any such approval of Tenant’s labor shall constitute a license authorizing Tenant to permit such labor to enter upon the Shopping Center and Leased Premises prior to the commencement of the Lease Term; however, the continued effectiveness of such license is conditioned upon Tenant’s aforesaid labor working in harmony with and not interfering with labor utilized by Landlord and Landlord’s mechanics or contractors and not interfering with labor utilized by any other tenant or such tenant’s mechanics or contractors.  Accordingly, if at any time such entry of Tenant’s labor shall cause disharmony or interference therewith, this license may be withdrawn by Landlord upon forty-eight (48) hours written notice to Tenant, upon expiration of which Tenant shall have caused all of Tenant’s labor (as to whom Landlord shall have given such notice) to have been removed from the Leased Premises and from the Shopping Center.

With respect to any contract for any such labor or materials, Tenant acts as a principal and not as the agent of Landlord.  The parties agree to indemnify and hold each other  harmless from all claims (including costs and expenses of defending against such claims) arising or alleged to arise from any act or omission of Landlord or Tenant or their agents, employees, contractors, subcontractors, laborers, materialmen or invitees or arising from any bodily injury or property damage occurring or alleged to have occurred incident to the  work at the Leased Premises.

Tenant shall have no authority to place any lien upon the Leased Premises or any interest therein nor in any way to bind Landlord; and any attempt to do so shall be void and of no effect.  Landlord expressly disclaims liability for the cost of labor performed or materials furnished by Tenant.  If, because of any actual or alleged act or omission of Tenant, any lien, affidavit, charge or order for the payment of money shall be filed against Landlord, the Leased Premises or any portion thereof or interest therein, whether or not such lien, affidavit, charge or order is valid or enforceable, Tenant shall, at its own cost and expense, cause same to be discharged of record by payment, bonding or otherwise no later that fifteen (15) days after notice to Tenant of the filing thereof, but in all events, prior to the foreclosure thereof.  Tenant’s failure to cause same to be discharged of record within such 15 day period shall constitute an Event of Default under the Lease.

All of Tenant’s construction at the Leased Premises shall be performed in strict compliance with EXHIBIT “C” in a good and workmanlike manner which is reasonably satisfactory to Landlord’s Architect.  All such work shall be performed by Tenant in strict compliance with all applicable building codes, regulations and all other legal requirements and shall be performed in such manner as to not cause Landlord’s fire and extended coverage insurance to be canceled or the rate therefor increased (or at Landlord’s option, will upon demand pay any such increase).  In the performance of such work, Tenant shall not interfere with or delay any work being done by Landlord’s contractors.

Section 1.03         Tenant agrees that its construction at the Leased Premises will be completed in accordance with EXHIBIT “C” within one hundred eighty (180) days after the date Landlord and Tenant mutually approve the aforesaid plans and specifications.  If Tenant shall not have so completed such construction by the expiration of said one hundred eighty (180) day period as the same may be extended by causes of Force Majeure (the “CONSTRUCTION PERIOD”), then Landlord shall have the right to terminate the Lease at any time before the earlier of : (i) achievement of completion; or (ii) thirty (30) days after such Construction Period by giving written notice of such termination within such time to Tenant; upon the giving of such notice, all obligations of all parties under the Lease shall cease except Tenant’s duty to indemnify Landlord as set forth in Section 12.01 of the Lease for acts or omissions occurring prior to Lease termination which such duty shall continue.

No expenditure of any sum by Tenant or incurring of any liability for merchandise, fixtures, equipment or labor or material or otherwise, shall alter or affect the rights of said parties as set forth in this Section 1.03.  In the event that Landlord exercises the aforesaid right to cancel and terminate the Lease, Tenant shall have no right or claim against Landlord on account of improvements constructed by Tenant at the Leased Premises.

Section 1.04.        A.   Construction Draws.

Landlord shall pay to Tenant (or, at Landlord’s option, Landlord may pay Tenant and the general contractor and/or one or more subcontractors) as an “ALLOWANCE,” the  sum of Seven Hundred Fifty Thousand & No Dollars ($750,000) toward Building Improvement Costs with respect to the Leased Premises.

(i)                                     ¼ of the Allowance shall be paid by Landlord to Tenant within five (5) business days after Tenant has provided Landlord satisfactory evidence that Tenant has obtained applicable building permits to construct tenant’s improvements in accordance with Exhibit “C;”

(ii)                                  ¼ of the Allowance shall be paid by Landlord to Tenant within five (5) business days after Tenant has provided Landlord satisfactory evidence that Tenant has completed one-half of construction of its improvements in accordance with Exhibit “C;” and

(iii)                               1/2 of the Allowance shall be paid by Landlord to Tenant within five (5) business days after Tenant has completed construction of its improvements in accordance with Exhibit “C” and further provided that Tenant has furnished to Landlord the following (on forms to be furnished by Landlord where applicable )

(iv)                              A certificate of occupancy (or other certificates evidencing inspection and acceptance of all of Tenant’s construction by appropriate government authorities);

(v)                                 A copy of Tenant’s contract with the general contractor performing such work, which contract shall contain a schedule of values totaling the full amount of the contract.  In the event that Tenant has acted as its own general contractor, Tenant must have entered into written subcontracts with all parties who furnished labor and/or materials totaling more than Five Hundred and No/100 Dollars ($500.00) and copies of such subcontracts must be furnished to Landlord;

(vi)                              Tenant’s affidavit, in the form attached hereto as EXHIBIT “C-1,” that such construction has been completed to its satisfaction and in strict accordance with EXHIBIT “C,” which affidavit shall also state the total Building Improvement Costs itemized in reasonable detail;

(vii)                           General Contractor’s Affidavit and Lien Waiver with respect to the Leased Premises and Shopping Center, in the form attached hereto as EXHIBIT “C-2,” executed by the general contractor(s) performing such work stating that construction has been fully completed in accordance with EXHIBIT “C” and that all subcontractors, laborers and material suppliers engaged in or supplying materials for such work have been paid in full (in the event, however, that Tenant has acted as its own general contractor, Tenant, itself, will execute EXHIBIT “C-2”);

(viii)                        Subcontractor’s Lien Waiver with respect to the Leased Premises and Shopping Center, in the form attached hereto as EXHIBIT “C-3,” executed by all subcontractors and materialmen who shall have furnished labor and/or materials for the work;

(ix)                                Certificate of substantial completion from Tenant’s architect or engineer certifying that such construction work has been fully completed in accordance with EXHIBIT “C”;

(x)                                   Notice from Tenant to Landlord that Tenant has opened for business at the Leased Premises and execution by Tenant and delivery to Landlord of a commencement letter indicating the commencement and termination dates of the Lease Term;

(xi)                                Delivery to Landlord of certificates or duplicate originals of all insurance which Tenant is required to carry under the terms of the Lease;

(xii)                             Execution by Tenant and delivery to Landlord of any Uniform Commercial Code (UCC) Financing Statements required under the Lease;

(xiii)                          Payment by Tenant to Landlord of such Minimum Rent and other sums as shall have come due between the Commencement Date of the Lease Term and the date upon which Tenant makes application for payment of its Allowance (but in all events, not less than Minimum Rent for the first month of the Lease Term); and

(xiv)                         Delivery to Landlord of one (1) set of as-built plans for the Leased Premises.

B.            The phrase “BUILDING IMPROVEMENT COSTS,” as used herein, means the total reasonable costs paid by Tenant to all architects, engineers, contractors and suppliers furnishing labor and materials for erection and improvement of those items identified and constructed in accordance with EXHIBIT “C.”

C.            The phrase “BUILDING IMPROVEMENT COSTS,” as used herein, shall not include any sum paid or liability incurred by Tenant for:

(1)                                  Any brokerage commission, finder’s fee or other fee of similar nature;

(2)                                  Any sum which is paid pursuant to a liability incurred prior to the date of the Lease Agreement; or

(3)                                  Any item of “REMOVABLE TRADE FIXTURES” (as defined in Article X of the Lease), furniture, equipment (not to include kitchen equipment) or supplies.

D.            Unless Tenant has provided Landlord with a payment and performance bond as set forth in this Construction Rider and Tenant has provided Landlord with a copy of such bonds, Landlord may, if Landlord elects, withhold ten percent (10%) of the sum payable by Landlord to Tenant pursuant to Section 1.04.A. hereof for a period of thirty (30) days following the satisfaction of all requirements of Section 1.04.A    If Landlord itself shall have constructed for Tenant any improvements at the Leased Premises beyond the improvements heretofore provided to be constructed by Landlord, Landlord may withhold from the sum payable by Landlord to

Tenant pursuant to Section 1.04.A. hereof the amount owing to Landlord by Tenant for all such work.  Landlord may likewise withhold from the sum payable by Landlord pursuant to Section 1.04.A. hereof any other amount for which Tenant is then indebted to Landlord.  If Landlord fails to pay any portion of the Allowance to Tenant within thirty (30) days after the same is due, then such unpaid portion shall accrue interest at the rate of ten (10%) percent per annum and such interest shall be payable on demand.

Section 1.05.        In connection with any construction of improvements at the Leased Premises by Tenant, the following shall apply:

Tenant shall take out and maintain (or cause the contractor under its construction contract (s) to take out and maintain) public liability insurance in a minimum amount of $1,000,000.00 combined single limit.  Said liability insurance shall name Landlord as an additional insured with Tenant (and shall contain a contractual liability endorsement) and shall be non-cancelable with respect to Landlord except upon thirty (30) days’ notice to Landlord (given in the same manner as provided in the Lease Agreement) (or, at the request of Landlord, shall be in the form of a separate liability policy in which Landlord along is the named insured).

Tenant shall also take out and maintain (or cause the contractor under its construction contracts(s) to take out and maintain) all builder’s risk insurance to the full insurable value of improvements constructed and materials stored at the Leased Premises.  Said builder’s risk insurance shall name Landlord as an additional insured and shall be non-cancelable with respect to Landlord.  Certificates of all such insurance shall be delivered by Tenant to Landlord within five (5) days following Tenant’s entering into any such construction contract(s) (but in all events prior to Tenant or Tenant’s general contractor commencing construction).

Section 1.06         All improvements constructed by Tenant at the Leased Premises (excepting only Removable Trade Fixtures installed by Tenant shall, immediately upon such construction, become and remain the property of Landlord; and Tenant shall have no right, title or interest (including lien interest) therein, except only as Tenant under the provisions of the Lease.  The aforesaid improvements, if constructed by Tenant, are not intended as any nature of rent or compensation to Landlord.

Section 1.07         Not Applicable.

HIGHLAND VILLAGE HOLDING, INC.

By:	/s/ Haidar Barbouti
Haidar Barbouti, Director of Leasing

Date: January 30, 2003

“LANDLORD”

HOUSTON S&W, L.P.,
a Texas limited partnership

By:	SMITH & WOLLENSKY OF HOUSTON, LLC,
a Delaware limited liability company, its sole General Partner

	By:	/s/ James M. Dunn
Name: James M. Dunn
Title: President

Date: January 30, 2003

“TENANT”

OPTION RIDER

This Option Rider is attached to and forms a part of that certain Lease Contract (the “LEASE CONTRACT”) dated January 30, 2003, between HIGHLAND VILLAGE HOLDING INC., as “LANDLORD,” and HOUSTON S&W, L.P., a Texas limited partnership, as “TENANT.”

Contingent upon Tenant satisfying all of the following conditions, Tenant is hereby granted an option to extend the Lease Term, as set forth in Section 3.01 of the Lease Contract (the “PRIMARY TERM”) for two (2) additional periods of sixty (60) full calendar months (each an “EXTENSION TERM”), said conditions being that:

(i)                                     No Event of Default shall then exist; and

(ii)                                  Tenant shall not have assigned the Lease Contract or any interest therein or sublet (or otherwise permitted occupancy by any third party of) all or any portion of the Leased Premises during the Primary Term except as specifically permitted pursuant to Article VIII of the Lease; and

(iii)                               Tenant shall have given written notice to Landlord not less than three hundred sixty five  (365) days prior to the expiration of the Primary Term of Tenant’s exercise of such option.

Time is of the essence in the exercise of this option and should Tenant fail to exercise this option by timely written notice, this option shall lapse and be of no further force or effect.

In the event that Tenant effectively exercises the option herein granted, then all of the terms and provisions of the Lease Contract as are applicable during the Primary Term shall likewise be applicable during the Extension Term except:

(a)                                  Tenant shall have no further right to renew or extend the Lease Term after the expiration or other termination of the Extension Term; and

(b)                                 The “MINIMUM RENT” (as defined in Article IV of the Lease Contract) which shall be due and payable each month during the Extension Term at the same time and place, and in the same manner, as set forth in Section 4.01 of the Lease Contract (relative to payment of Minimum Rent during the Primary Term), shall be set at the greater of:  (i) Six Hundred Forty Thousand Dollars ($640,000) per annum; or (ii) the then prevailing Market Rate (hereinafter defined) and payable in equal monthly installments.

(c)                                  The “BREAKPOINT” (as defined in Article IV of the Lease Contract relating to the payment of Percentage Rent during the Primary Term) shall be a Natural Breakpoint for each Lease Year of the Extension Term.

The term “MARKET RATE” shall mean the then prevailing minimum rental rate for space in the Shopping Center which is reasonably comparable to the Leased Premises as evidenced by leases with terms reasonably comparable to the terms of this Lease which Landlord has actually entered into with other tenants in the Shopping Center.  Landlord shall act reasonably and in good faith in connection with the determination of Market Rate.

References in this Rider and the Lease Contract to the “TERM” or the “LEASE TERM” shall be understood to refer to both the Primary Term and (if Tenant’s option therefor is effectively exercised in accordance with the provisions hereof) also the hereinabove stated Extension Terms unless such interpretation is expressly negated.

HIGHLAND VILLAGE HOLDING, INC.

By:	/s/ Haidar Barbouti
Haidar Barbouti, Director of Leasing

Date: January 30, 2003

“LANDLORD”

HOUSTON S&W, L.P., a Texas limited partnership

By:	SMITH & WOLLENSKY OF HOUSTON, LLC,
a Delaware limited liability company, its sole General Partner

	By:	/s/ James M. Dunn
Name: James M. Dunn
Title: President

Date: January 30, 2003

“TENANT”